As filed with the Securities and Exchange Commission on July 28, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	6324	13-4204626
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
200 Oceangate, Suite 100
Long Beach, CA 90802
(562) 435-3666
(Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

J. Mario Molina, M.D.
President and Chief Executive Officer
200 Oceangate, Suite 100
Long Beach, CA 90802
(562) 435-3666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Iain Mickle, Esq.	Jeff D. Barlow, Esq.
Boutin Jones Inc.	Chief Legal Officer and Secretary
555 Capitol Mall, Suite 1500	Molina Healthcare, Inc.
Sacramento, CA 95814	300 University Ave., Suite 100
(916) 321-4444	Sacramento, CA 95825
(916) 646-9193

ADDITIONAL REGISTRANTS

(Exact name of additional registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
AmericanWork, Inc.	Delaware	624120	58-2478281
Camelot Care Centers, Inc.	Illinois	621420	36-3465604
Children’s Behavioral Health, Inc.	Pennsylvania	624110	20-2639439
College Community Services	California	621420	95-4864640
Family Preservation Services, Inc.	Virginia	621420	54-1620121
Family Preservation Services of Florida, Inc.	Florida	621420	65-0848685
Family Preservation Services of North Carolina, Inc.	North Carolina	621420	86-0976674
Molina Information Systems, LLC	California	923120	27-1510177
Molina Medical Management, Inc.	California	561110	37-1652282
Molina Pathways, LLC	Delaware	551112	45-2854547
Pathways Community Services LLC	Delaware	621420	33-0797276
Pathways Community Services LLC	Pennsylvania	621420	23-2820336
Pathways Health and Community Support LLC	Delaware	561110	47-2525144
Pathways of Arizona, Inc.	Arizona	621420	86-0706547
Pathways of Idaho LLC	Delaware	621420	46-5044433
Pathways of Maine, Inc.	Maine	621420	86-0970832
Pathways of Massachusetts LLC	Delaware	621420	47-1016377
The Redco Group, Inc.	Pennsylvania	624120	23-2181371

200 Oceangate, Suite 100
Long Beach, CA 90802
(562) 435-3666
(Address, including zip code, and telephone number, including area code, of Molina Information Systems, LLC’s, Molina Medical Management, Inc.’s and Molina Pathways, LLC’s principal executive offices)

10304 Spotsylvania Avenue, Suite 300
Fredericksburg, VA 22408
(540) 710-6085
(Address, including zip code, and telephone number, including area code, of each other additional registrant’s principal executive offices)

Jeff D. Barlow, Esq.
Chief Legal Officer and Secretary
Molina Healthcare, Inc.
300 University Ave., Suite 100
Sacramento, CA 95825
(916) 646-9193
(Name, address, including zip code, and telephone number, including area code, of agent for service of each additional registrant)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
5.375% Senior Notes due 2022	$700,000,000	100%	$700,000,000	$70,490
Guarantees of 5.375% Senior Notes due 2022 (2)	—(3)	—(3)	—(3)	—(3)

(1)
The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by Molina Healthcare, Inc. in the exchange transaction in which the notes will be offered.

(2)	The guarantors are U.S. wholly-owned subsidiaries of Molina Healthcare, Inc. or a subsidiary of Molina Healthcare, Inc. and have guaranteed the notes being registered.

(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the guarantees of the notes.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not offer these securities for exchange until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 28, 2016
PROSPECTUS
$700,000,000
Offer to Exchange
5.375% Senior Notes due 2022, Registered Under the
Securities Act of 1933, as amended, for
All Outstanding 5.375% Senior Notes due 2022
of
Molina Healthcare, Inc.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON             , 2016, UNLESS EXTENDED.
TERMS OF THE EXCHANGE OFFER:

•
We are offering to exchange $700 million aggregate principal amount of our registered 5.375% Senior Notes due 2022 and the note guarantees associated therewith, which we refer to herein as the exchange notes and related exchange guarantees, respectively, for all of our original unregistered 5.375% Senior Notes due 2022 and the note guarantees associated therewith, which we refer to herein as the original notes and related original guarantees, respectively, issued in a private placement on November 10, 2015.

•
The terms of the exchange notes and related exchange guarantees will be substantially identical to the original notes and related original guarantees, except that the exchange notes will not be subject to the transfer restrictions or additional interest applicable to the original notes and related original guarantees.

•
There is no existing market for the exchange notes or related exchange guarantees, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

•
We will exchange all original notes and related original guarantees that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer for an equal principal amount of exchange notes and related exchange guarantees.

•	We will not receive any cash proceeds from the exchange offer.
See "Description of Notes" for more information about the exchange notes and related exchange guarantees to be issued in the exchange offer.
         If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the original notes and the indenture governing those notes. In general, you may not offer or sell your original notes unless such offer or sale is registered under the federal securities laws or the original notes are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.
         See "Risk Factors" for a discussion of the risks that you should consider prior to tendering your original notes in the exchange offer.
        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated                , 2016.

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
        You may rely only on the information contained in this prospectus and the information incorporated herein by reference. We have not authorized anyone to provide you with information not contained in, or incorporated by reference into, this prospectus. In making your decision about whether to exchange your original notes for exchange notes, you should not rely on any information other than the information contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, and the information incorporated by reference into this prospectus is accurate only as of the date of those respective documents regardless of the date and time of delivery of this prospectus. This prospectus is not an offer to exchange original notes in any jurisdiction or under any circumstances in which the offer is unlawful.
This prospectus contains summaries of terms of certain documents, but reference is made to the actual documents, copies of which will be made available upon request as indicated under "Where You Can Find More Information". All summaries are qualified in their entirety by this reference. In making a decision, you must rely on your own examination of our business and the terms of this exchange offer and the exchange notes and related exchange guarantees, including the merits and risks involved.
This exchange offer is being made on the basis of this prospectus and the information incorporated herein by reference. Any decision to participate in the exchange must be based on the information contained in this prospectus or incorporated herein by reference. You should contact us with any questions about this prospectus or if you require additional information to verify the information contained or incorporated by reference herein.
We do not make any representation to any holder of original notes regarding the legality of the exchange under any legal investment or similar laws or regulations. You should not consider any information contained in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding participating in the exchange.
This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available without charge to holders of original notes upon written or oral request to Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802, Attention: Investor Relations, Telephone: (562) 435-3666. To obtain timely delivery of such documents, holders of original notes must request this information no later than five business days prior to the expiration date of the exchange offer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact, that we include in this prospectus or in the documents we incorporate by reference in this prospectus may be deemed forward-looking statements for purposes of the Securities Act and the Exchange Act. Without limiting the foregoing, we use the words "anticipate(s)," "believe(s)," "estimate(s)," "expect(s)," "intend(s)," "may," "plan(s)," "project(s)," "will," "would," "could," "should" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. No assurance can be given that we will actually achieve the plans, intentions, or expectations contemplated or disclosed in our forward-looking statements. Such statements may turn out to be wrong due to the inherent uncertainties associated with future events. Accordingly, you should not place undue reliance on our forward-looking statements, which reflect management’s analyses, judgments, beliefs or expectations only as of the date they are made. The risks and uncertainties described below are those that we currently believe may materially affect us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business and operations. As such, you should not consider this list to be a complete statement of all potential risks or uncertainties. Except to the extent otherwise required by federal securities laws, we do not undertake to address or update forward-looking statements in future filings or communications regarding our business or operating results, and do not undertake to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected, estimated, expected or contemplated. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of our profit improvement and cost-cutting initiatives;

•
uncertainties and evolving market and provider economics associated with the implementation of the Affordable Care Act (the "ACA"), the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	management of our medical costs, including our ability to reduce over time the high medical costs commonly associated with new patient populations;

•
our ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates in new plans, geographies, and programs where we have less experience with patient and provider populations, and also including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
our ability to manage growth, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of our care management initiatives designed to control costs;

•
our receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	our ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions;

•	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, and our ability to recognize revenue amounts associated therewith;

•
the interpretation and implementation of state contract performance requirements regarding the achievement of certain quality measures, and our ability to avoid liquidated damages associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•
the success of our health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis, payment of all amounts due under our Medicaid contract, the effect of the newly enacted PROMESA law, and our efforts to better manage the health care costs of our Puerto Rico health plan;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of all amounts due to our Illinois health plan;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts due to or receivable from CMS under the ACA's "three R's" marketplace premium stabilization programs;

•	efforts by states to recoup previously paid amounts, including our dispute with the state of New Mexico related to reimbursement for retroactively enrolled members in 2014;

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	the continuation and renewal of the government contracts of our health plans, Molina Medicaid Solutions, and Pathways, and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•	the effect on our Los Angeles County subcontract of Centene Corporation’s acquisition of Health Net, Inc.;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, including the Zika virus, public catastrophes or terror attacks, and associated public alarm;

•	changes in general economic conditions, including unemployment rates;

•	the sufficiency of our funds on hand to pay the amounts due upon conversion of our outstanding notes; and

•	increasing competition and consolidation in the Medicaid industry.

You should refer to the risk factors discussed in Part I, Item 1A — Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2015, and Part II, Item 1A — Risk Factors, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, for a discussion of certain risk factors that could materially affect our business, financial condition, cash flows or results of operations. Given these risks and uncertainties, we can give no assurance that any results or events projected or contemplated by our forward-looking statements will in fact occur.

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SUMMARY

This summary highlights significant aspects of our business and this offering, but it is not complete and does not contain all of the information that you should consider before making your decision. You should carefully read this entire prospectus, including the information presented under the section entitled "Risk Factors" and the information incorporated herein by reference. Unless otherwise noted or the context otherwise requires, the terms "Molina," "Company," "Issuer," "we," "us" and "our" refer to Molina Healthcare, Inc. and its subsidiaries. Unless the context indicates or otherwise requires, references to the "original notes" and the "exchange notes" include the original guarantees associated with the original notes or the exchange guarantees associated with the exchange notes, as the case may be. Except where indicated otherwise, we use the term "notes" in this prospectus to collectively refer to the original notes and the exchange notes, and we use the term "note guarantees" in this prospectus to collectively refer to the original guarantees and the exchange guarantees.

MOLINA HEALTHCARE, INC.
Overview
Molina Healthcare, Inc. provides quality health care to people receiving government assistance. We offer cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals, and to assist government agencies in their administration of the Medicaid program.
As of June 30, 2016, our health plans served over four million members eligible for Medicaid, Medicare and other government-sponsored health care programs for low-income families and individuals. Dr. C. David Molina founded our company in 1980 as a provider organization serving the Medicaid population in Southern California. Today, we remain a provider-focused company led by his son, Dr. J. Mario Molina.
We have three reportable segments—our Health Plans and Molina Medicaid Solutions segments, which comprise the vast majority of our operations, and our Other segment.
Our Health Plans segment consists of health plans in 11 states and the Commonwealth of Puerto Rico, and includes our direct delivery business. Additionally, we serve Health Insurance Marketplace members, most of whom receive government premium subsidies. Our health plans are operated by our respective wholly owned subsidiaries in those states, each of which is licensed as a health maintenance organization (HMO). Our direct delivery business consists primarily of the operation of primary care clinics in several states in which we operate.
Our Molina Medicaid Solutions segment provides business processing and information technology development and administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, West Virginia and the U.S. Virgin Islands, and drug rebate administration services in Florida.
Our Other segment includes businesses, such as our Pathways behavioral health and social services provider, that do not meet the quantitative thresholds for a reportable segment as defined by U.S. generally accepted accounting principles (GAAP), as well as corporate amounts not allocated to other reportable segments.
Additional Information
For additional information about our Company, please refer to other documents we have filed with the Securities and Exchange Commission (the "Commission" or "SEC") that are incorporated by reference into this prospectus, as listed under the heading "Where You Can Find More Information".
Our principal executive offices are located at 200 Oceangate, Suite 100, Long Beach, California 90802, and our telephone number is (562) 435-3666. You can access our website at www.molinahealthcare.com to learn more about our Company. Information on or linked to our website is neither part of nor incorporated by reference into this prospectus.

THE EXCHANGE OFFER

The summary below describes the principal terms of the exchange offer. This summary is provided solely for your convenience and is not intended to be complete. Please see "The Exchange Offer" for a more complete description of the exchange offer.

The initial offering of original notes	On November 10, 2015, we issued, in a private placement, $700 million aggregate principal amount of 5.375% Senior Notes due 2022.

Registration rights agreement
Pursuant to the registration rights agreement among Molina, the guarantors party thereto and SunTrust Robinson Humphrey, Inc., as representative of the initial purchasers, Molina agreed to offer to exchange the original notes for up to $700 million aggregate principal amount of registered 5.375% Senior Notes due 2022 that are hereby being offered. We filed the registration statement, of which this prospectus is a part, to meet our obligations under the registration rights agreement. If we fail to satisfy the obligations set forth in the registration rights agreement, we will pay additional interest to holders of the original notes. See "Exchange Offer and Registration Rights Agreement".

The exchange offer
We are offering to exchange the exchange notes that have been registered under the Securities Act for the same aggregate principal amount of the original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration date of the exchange offer.

The original notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The exchange notes will evidence the same debt as the original notes and will be issued under and entitled to the benefits of the same indenture that governs the original notes. Holders of the original notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions, and holders of original notes that have tendered and had their original notes accepted in the exchange offer will receive the exchange notes without further registration rights or related additional interest provisions.

If you fail to exchange your original notes
If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the original notes and the indenture. In general, you may not offer or sell your original notes unless such offer or sale is registered under the federal securities laws and qualified under applicable state securities laws or the original notes are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Procedures for tendering notes
If you wish to tender your original notes for exchange notes, you must request your participant of The Depository Trust Company, or DTC, to, on your behalf, electronically transmit an acceptance through DTC’s Automated Tender Offer Program, or ATOP. If your original notes are held in book-entry form and are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your original notes pursuant to this exchange offer.

Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent".

Resale of the exchange notes
Except as provided below, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Security Act provided that:

• the exchange notes are being acquired in the ordinary course of business;

•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer;

• you are not an affiliate of Molina;

• you are not a broker-dealer tendering original notes acquired directly from us for your account; and

• you are not prohibited by law or any policy of the Commission from participating in the exchange offer.

Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties that are not related to us. The Commission has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the Commission would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution".

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2016, unless we decide to extend the expiration date.

Conditions to the exchange offer	The exchange offer is subject to customary conditions. The exchange offer is not conditioned upon any minimum principal amount of the original notes being tendered.

Exchange agent	U.S. Bank National Association is serving as exchange agent for the exchange offer.

Withdrawal rights
You may withdraw the tender of your original notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. You must follow the withdrawal procedures as described under the heading "The Exchange Offer—Withdrawal of Tenders".

Federal income tax considerations	The exchange of original notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

Use of proceeds
We will not receive any proceeds from the issuance of the exchange notes in exchange for the original notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

THE EXCHANGE NOTES
        The summary below describes the principal terms of the exchange notes. This summary is provided solely for your convenience and is not intended to be complete. Please see "Description of Notes" for a more complete description of the exchange notes. In this summary, references to "Issuer", "Molina", "us" and "our" refer only to Molina Healthcare, Inc. and not to any of its subsidiaries.

Issuer	Molina Healthcare, Inc., a Delaware corporation.

Securities offered	$700 million aggregate principal amount of 5.375% Senior Notes due 2022.

Maturity date	November 15, 2022.

Interest rate	5.375% per annum.

Interest payment dates	Interest will be payable, entirely in cash, semi-annually, in arrears, on May 15 and November 15 of each year, beginning November 15, 2016. Interest will accrue from May 15, 2016.

Guarantees
The notes will be guaranteed by each existing and future direct and indirect domestic restricted subsidiary of the Issuer that guarantees the obligations under our revolving credit facility. Our principal operating subsidiaries are HMOs or licensed insurance companies, which are required under applicable laws and related regulations to maintain levels of solvency, or capital, or net assets that would not be achieved if they guaranteed the obligations under our revolving credit facility. Accordingly, such subsidiaries do not guarantee the obligations under the revolving credit facility and do not and will not guarantee the notes. As of the date of this prospectus, 18 of our non-regulated subsidiaries guarantee the revolving credit facility and the notes. None of our other subsidiaries, including our health plan subsidiaries, guarantee the notes, and the notes are structurally subordinated to all of the liabilities of such subsidiaries. As of June 30, 2016, our non-guarantor subsidiaries had approximately $3,470 million of liabilities outstanding, including medical claims and benefits payable, deferred revenue, accounts payable, other accrued expenses and liabilities and amounts due to government agencies (excluding intercompany liabilities). See "Risk Factors—Risks Related to the Notes and Our Indebtedness—The notes are structurally subordinated to all indebtedness and other liabilities and preferred stock of our non-guarantor subsidiaries, which include our health plan subsidiaries through which we principally operate" and "—We will depend on the business of and distributions from our HMO and licensed insurance subsidiaries to satisfy our obligations under the notes and we cannot assure you that the operating results of such subsidiaries will be sufficient to, or our subsidiaries will be permitted to, make distributions or other payments to us".

Ranking
The exchange notes will be the Issuer’s and each guarantor’s senior obligations and will rank:

pari passu in right of payment with all of the Issuer’s and each guarantor’s existing and future senior indebtedness (including the revolving credit facility); and

senior to all of the Issuer’s and each guarantor’s existing and future subordinated indebtedness.

The exchange notes and the related guarantees will also be effectively subordinated to all of the Issuer’s and each guarantor’s existing and future secured obligations to the extent of the value of the assets securing such obligations. See "Description of Other Material Indebtedness". In addition, the exchange notes will be structurally subordinated to all indebtedness and other liabilities and preferred stock of our subsidiaries that do not guarantee the notes. See "Risk Factors—Risks Related to the Notes and Our Indebtedness—The notes are structurally subordinated to all indebtedness and other liabilities and preferred stock of our non-guarantor subsidiaries, which include our health plan subsidiaries through which we principally operate".

At June 30, 2016, the Issuer and the guarantors had $1,627 million of indebtedness, including lease financing obligations, none of which was secured (other than implied liens attributable to the lease financing obligations), and our non-guarantor subsidiaries had no indebtedness outstanding.

Optional redemption
We may redeem all or part of the notes at any time prior to August 15, 2022 (three months prior to the maturity of the notes) at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date and a "make-whole" premium, as described under "Description of Notes—Optional Redemption".

Mandatory offer to purchase; asset sales
If a Change of Control (as defined in "Description of Notes") occurs, the Issuer must give holders of the notes an opportunity to sell all or part of their notes at a purchase price of 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See "Description of Notes—Repurchase at the Option of Holders—Change of Control".

If the Issuer or certain of its subsidiaries, including the guarantors, sell assets under certain circumstances, the Issuer will be required to make an offer to purchase a portion of the notes at their face amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See "Description of Notes—Repurchase at the Option of Holders—Asset Sales".

Certain covenants	The indenture governing the notes restricts the ability of the Issuer and its restricted subsidiaries to, among other things:

• incur additional indebtedness or issue certain preferred equity;

• pay dividends on, repurchase, or make distributions in respect of our or their capital stock, prepay, redeem, or repurchase certain debt or make other restricted payments;

• make certain investments;

• create certain liens;

• sell assets, including capital stock of restricted subsidiaries;

• enter into agreements restricting our restricted subsidiaries’ ability to pay dividends or make other payments, and in the case of our subsidiaries, guarantee indebtedness;

• consolidate, merge, sell, or otherwise dispose of all or substantially all of our or their assets;

• enter into certain transactions with our affiliates; and

• designate our restricted subsidiaries as unrestricted subsidiaries.

These covenants are also subject to a number of important limitations and exceptions, including the fall away or revision of certain of these covenants upon the notes receiving an investment grade rating. See "Description of Notes—Certain Covenants".

RISK FACTORS

Prospective participants in the exchange offer should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below, which supplement and should be read together with the risk factors discussed in Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2015, and Part II, Item 1A - Risk Factors, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. Except with respect to the risk factors associated with the exchange offer, the risk factors set forth below are generally applicable to the original notes as well as the exchange notes.
Risks Related to the Exchange Offer
If you fail to follow the exchange offer procedures, your notes will not be accepted for exchange.
We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your notes. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your notes, we will not accept your original notes for exchange. We are under no duty to provide notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.
If you fail to exchange your original notes for exchange notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.
We did not register the original notes, nor do we intend to do so following this exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws, and such restrictions may adversely affect the trading price of the original notes. As a result, if you hold original notes after the exchange offer, you may not be able to sell them. To the extent any original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.
Risks Related to the Notes and Our Indebtedness
Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of any variable rate debt, and prevent us from meeting our obligations under the notes.
We have a significant amount of indebtedness. As of June 30, 2016, we had total indebtedness of approximately $1,627 million, including lease financing obligations. As of June 30, 2016, we also had $244 million available for borrowing under our revolving credit facility. Our substantial indebtedness could have important consequences for you, including:

•	increasing our vulnerability to adverse economic, industry, or competitive developments;

•
requiring a substantial portion of our cash flows from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flows to fund operations, capital expenditures, and future business opportunities;

•	exposing us to the risk of increased interest rates to the extent of any future borrowings, including borrowings under our revolving credit facility, at variable rates of interest;

•
making it more difficult for us to satisfy our obligations with respect to our indebtedness, including our revolving credit facility, the notes and the Existing Notes (as defined below), and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•
limiting our ability to obtain additional financing for working capital, capital expenditures, product and service development, debt service requirements, acquisitions, and general corporate or other purposes; and

•
limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who, therefore, may be able to take advantage of opportunities that our substantial indebtedness may prevent us from exploiting.

Despite our high indebtedness level, we and our subsidiaries will still be able to incur substantial additional amounts of debt, including secured debt, which could further exacerbate the risks associated with our substantial indebtedness.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing the Existing Notes, the indenture that governs the notes and the credit agreement governing our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. As of June 30, 2016, we had approximately $244 million available for additional borrowing under our revolving credit facility. In addition, the indentures governing the Existing Notes, the indenture that governs the notes and the credit agreement governing our revolving credit facility will not prevent us from incurring obligations that do not constitute prohibited indebtedness thereunder. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we now face would increase.
The terms of our debt impose restrictions on us that may affect our ability to successfully operate our business and our ability to make payments on the notes.
The indentures governing the Existing Notes, the indenture governing the notes and the credit agreement governing our revolving credit facility contain various covenants that could materially and adversely affect our ability to finance our future operations or capital needs and to engage in other business activities that may be in our best interest. These covenants limit our ability to, among other things:

•	incur additional indebtedness or issue certain preferred equity;

•	pay dividends on, repurchase, or make distributions in respect of our capital stock, prepay, redeem, or repurchase certain debt or make other restricted payments;

•	make certain investments;

•	create certain liens;

•	sell assets, including capital stock of restricted subsidiaries;

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends to us;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our restricted subsidiaries as unrestricted subsidiaries.
All of these covenants may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these covenants may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply. A breach of these covenants could result in a default under the indentures for the Existing Notes, the indenture that governs the notes and/or the credit agreement governing our revolving credit facility including, as a result of cross default provisions and, in the case of our revolving credit facility, permit the lenders to cease making loans to us. If there were an event of default under the indentures governing the Existing Notes, the indenture that governs the notes and/or the credit agreement governing our revolving credit facility, holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable immediately. Our assets or cash flow may not be sufficient to repay borrowings under our outstanding debt instruments in the event of a default thereunder.

In addition, the restrictive covenants in the credit agreement governing our revolving credit facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests will depend on our ongoing financial and operating performance, which, in turn, will be subject to economic conditions and to financial, market, and competitive factors, many of which are beyond our control. A breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions and, in the case of our revolving credit facility, permit the lenders to cease making loans to us. Upon the occurrence of an event of default under the revolving credit facility, the lenders could elect to declare all amounts outstanding under our revolving credit facility to be immediately due and payable and terminate all commitments to extend further credit. Such action by the lenders could cause cross defaults under the indentures governing the Existing Notes and the notes.
If our operating performance declines, we may be required to obtain waivers from the lenders under our revolving credit facility, from the holders of the Existing Notes or from the holders of other obligations, to avoid defaults thereunder. If we are not able to obtain such waivers, our creditors could exercise their rights upon default, and we could be forced into bankruptcy or liquidation. See "Description of Other Material Indebtedness" for additional information regarding our existing debt obligations.
We may not have the funds necessary to pay the amounts due upon conversion or required repurchase of the Existing Notes, and our indebtedness may contain limitations on our ability to pay the amounts due upon conversion or required repurchase.
In February 2013, we issued $550 million aggregate principal amount of 1.125% cash convertible senior notes due January 15, 2020, unless earlier repurchased or converted. We refer to these notes as our 1.125% Notes. In September 2014, we issued $302 million aggregate principal amount of 1.625% convertible senior notes due August 15, 2044, unless earlier repurchased, redeemed or converted. We refer to these notes as our 1.625% Notes. As of June 30, 2016, the aggregate outstanding principal amount of our 1.125% Notes and our 1.625% Notes (collectively, the "Existing Notes") was $550 million and $302 million, respectively. The principal amounts of both our 1.125% Notes and our 1.625% Notes are convertible into cash prior to their respective maturity dates under certain circumstances, one of which relates to the closing price of our common stock over a specified period. We refer to this conversion trigger as the stock price trigger.
The 1.125% Notes did not meet the $53.00 stock price trigger in the quarter ended June 30, 2016, therefore, the 1.125% Notes were not convertible as of June 30, 2016. The 1.625% Notes did not meet the $75.52 stock price trigger in the quarter ended June 30, 2016, therefore, the 1.625% Notes were not convertible as of June 30, 2016. The last reported sale price of our common stock as reported on the New York Stock Exchange on July 22, 2016 was $53.04 per share.
In addition, in the event of a change in control or the termination in trading of our stock, each holder of our 1.125% Notes and our 1.625% Notes would have the right to require us to purchase some or all of their notes at a purchase price in cash equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest.
If conversion requests are received, the settlement of the notes must be paid primarily in cash pursuant to the terms of the relevant indentures. In the event of conversions or required repurchases, we may not have enough available cash or be able to obtain financing at the time we are required to comply with our conversion or repurchase obligations. In addition, our ability to comply with these obligations may be limited by law, by regulatory authority, or by agreements governing our future indebtedness. The indentures for the 1.125% Notes and the 1.625% Notes provide that it would be an event of default if we do not make the cash payments due upon conversion or required repurchase of the notes. The occurrence of an event of default under one or both of these indentures may also constitute an event of default under our revolving credit facility and under our other indebtedness we may have outstanding at such time. Any such default could have a material adverse effect on our business, financial condition, cash flows or results of operations.
Prior to or when our revolving credit facility matures and the Existing Notes mature, convert into cash or are required to be repurchased, we may not be able to refinance or replace them.
Each of our revolving credit facility and the 1.125% Notes has an earlier maturity date than that of the notes and a portion of the 1.625% Notes may be required to be repurchased before the maturity date of the notes. Prior to or when our revolving credit facility and the Existing Notes mature, convert into cash or are required to be repurchased, we may need to refinance them and may not be able to do so on favorable terms or at all. If we are able to refinance maturing indebtedness, the terms of any refinancing or alternate credit arrangements may contain terms and covenants that restrict our financial and operating flexibility.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
Borrowings under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness could increase even though the amount borrowed remained the same, and our net income could decrease. The applicable margin with respect to the loan under our revolving credit facility is a percentage per annum equal to a reference rate plus the applicable margin. See "Description of Other Material Indebtedness". To manage our exposure to interest rate risk, in the future we may enter into derivative financial instruments, typically interest rate swaps and caps, involving the exchange of floating for fixed rate interest payments. If we are unable to enter into interest rate swaps, it may adversely affect our cash flow and may impact our ability to make required principal and interest payments on our indebtedness.
We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including our revolving credit facility, the indentures governing the Existing Notes and the indenture that governs the notes, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.
There are circumstances other than repayment or discharge of the notes under which the guarantees of the notes will be released automatically, without your consent or the consent of the trustee, and you may not realize any payment upon release of such guarantees.
The guarantee of a guarantor will be automatically released in connection with a sale of such guarantor in a transaction not prohibited by the indenture that governs the notes. The indenture that governs the notes also permits us to designate one or more of the guarantors as an unrestricted subsidiary under certain circumstances. If we designate a guarantor as an unrestricted subsidiary for purposes of the indenture that governs the notes, any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under such indenture. In addition, the creditors of such subsidiary and its subsidiaries will have an effectively senior claim on the assets of such subsidiary and its subsidiaries. See "—The notes are structurally subordinated to all indebtedness and other liabilities and preferred stock of our non-guarantor subsidiaries, which include our health plan subsidiaries through which we principally operate".
Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees, and require note holders to return payments received and, if that occurs, you may not receive any payments on the notes.
Federal and state fraudulent transfer and conveyance statutes may apply to the issuance and/or guarantee of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees could be voided as a fraudulent transfer or conveyance if (1) the Issuer issued the notes, or a guarantor issued a guarantee, with the intent of hindering, delaying, or defrauding creditors or (2) the Issuer or guarantor received less than reasonably equivalent value or fair consideration in return for either issuing the notes or issuing the guarantee, as applicable and, in the case of (2) only, one of the following is also true at the time thereof:

•	the Issuer or guarantor was insolvent or rendered insolvent by reason of the issuance of the notes or the guarantee;

•	the issuance of the notes or the guarantee left the Issuer or guarantor with an unreasonably small amount of capital to carry on the business;

•	the Issuer or guarantor intended to, or believed that the Issuer or guarantor would, incur debts beyond the Issuer’s or such guarantor’s ability to pay such debts as they mature; or

•
the Issuer or guarantor issued the notes or a guarantee to or for the benefit of an insider, or incurred such obligation to or for the benefit of an insider, under an employment contract and not in the ordinary course of business.

A court would likely find that the Issuer or guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantee if the Issuer or guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.
We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the applicable guarantors was solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the applicable guarantee would not be further subordinated to the Issuer or such guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
If a court were to find that the issuance of the notes or the issuance of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or the guarantee or further subordinate the notes or the guarantee to presently existing and future indebtedness of the Issuer or such guarantor, or require the holders of the notes to repay any amounts received. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.
Although each guarantee entered into by one of our subsidiaries contains a provision intended to limit such guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.
We will depend on the business of and distributions from our HMO and licensed insurance subsidiaries to satisfy our obligations under the notes and we cannot assure you that the operating results of such subsidiaries will be sufficient to, or our subsidiaries will be permitted to, make distributions or other payments to us.
We principally operate through our health plan subsidiaries. Such subsidiaries will conduct substantially all of the operations necessary to fund payments on the notes and our other indebtedness. Our health plan subsidiaries’ ability to make payments to us will depend on their earnings, the debt agreements they are subject to, if any, state restrictions on minimum statutory capital and business and tax considerations. We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distributions and/or payments will be adequate to pay principal and interest, and any other payments, on the notes and our other indebtedness when due. Additionally, if regulators were to deny our subsidiaries’ requests to pay dividends to us or restrict or disallow the payment of the administrative fee under our administrative services agreements or not allow us to recover the costs of providing the services under such agreements or require a significant change in the timing or manner in which we recover those costs, the funds available to us as a whole would be limited, which could materially adversely impact our ability to service our indebtedness, including the notes, our revolving credit facility and the Existing Notes.
The notes are structurally subordinated to all indebtedness and other liabilities and preferred stock of our non-guarantor subsidiaries, which include our health plan subsidiaries through which we principally operate.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes. As of June 30, 2016, our non-guarantor subsidiaries had approximately $3,470 million of liabilities outstanding, including medical claims and benefits payable, deferred revenue, accounts payable and accrued liabilities, amounts due to government agencies, and other liabilities (excluding intercompany liabilities). These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Our principal operating subsidiaries are HMOs or licensed insurance companies in the jurisdictions in which we do business. Applicable laws and related regulations require such subsidiaries to maintain levels of solvency, or capital, or net assets that would not be achieved if they guaranteed the obligations under the notes. Accordingly, such subsidiaries do not guarantee the obligations under the notes. Any right that we or the subsidiary guarantors have to receive any assets of any of our non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.
We may be unable to raise the funds necessary to finance the change of control repurchase provision required by the indenture that governs the notes.
Upon certain events constituting a change of control, as that term is defined in the indenture that governs the notes, including a change of control caused by an unsolicited third party, we will be required to make an offer in cash to repurchase all or any part of each holder’s notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture that governs the notes, which could lead to a cross-default under the credit agreement governing the revolving credit facility and the indentures governing the Existing Notes. The Existing Notes also impose certain repurchase obligations on us upon a change of control, as such term is defined in the indentures governing the Existing Notes. Prior to repurchasing the notes on a change of control event, we may have to repay outstanding debt under the credit agreement governing our revolving credit facility or obtain the consent of the lenders under such facility. If we do not obtain the required consents or repay our outstanding debt under our revolving credit facility, we would remain effectively prohibited from offering to repurchase the notes. In addition, an event constituting a change of control with respect to the notes would also constitute a change of control with respect to the Existing Notes and our failure to comply with those repurchase obligations would constitute a default under the indentures governing the Existing Notes. See "Description of Notes" for additional information.
We may not be required, or we may not be able, to repurchase the notes upon an asset sale.
Holders of the notes may not have all or any of their notes repurchased following an asset sale because:

•	we are only required to repurchase the notes under certain circumstances if there are excess proceeds of the asset sale; or

•	we may be prohibited from repurchasing the notes by the terms of our other senior debt, including any outstanding credit facilities.
Under the terms of the indenture that govern the notes, we will be required to repurchase all or a portion of the notes following an asset sale at a purchase price equal to 100% of the principal amount of the notes. However, we are required to repurchase the notes only from the excess proceeds of the asset sale that we do not use to repay other senior debt or to acquire replacement assets. We can also defer our repurchase obligation until there are excess proceeds in an amount greater than $35.0 million. The terms of any future outstanding credit facility may require us to apply most, if not all, of the proceeds of an asset sale to repay that debt, in which case there may be no excess proceeds of the asset sale for the repurchase of the notes. See "Description of Notes" for additional information.
In addition, the terms of any outstanding credit facility, including our revolving credit facility, may prevent us from repurchasing the notes without the consent of the credit facility lenders. In those circumstances, we would be required to obtain the consent of our lenders before we could repurchase the notes with the excess proceeds of an asset sale. We may also be required to obtain the consent of the holders of the Existing Notes. If we were unable to obtain any required consents, the requirement that we purchase the notes from the excess proceeds of an asset sale will be ineffective.
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.
Our debt currently has a non-investment grade rating, and there can be no assurance that any rating assigned by the rating agencies to our debt or our corporate rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital, which could have a materially adverse impact on our financial condition and results of operations.
If the notes are rated investment grade at any time by either Standard & Poor’s or Moody’s, certain covenants set forth in the indenture will be terminated, and the holders of the notes will lose the protection of these covenants.
The indenture governing the notes contains certain covenants that will be terminated and cease to have any effect from and after the first date when the notes are rated investment grade by either Standard & Poor’s or Moody’s. See "Description of Notes—Certain Covenants—Covenant Termination". These covenants restrict, among other things, our ability to pay dividends or make other restricted payments, incur additional debt and to enter into certain types of transactions. Because these restrictions would not apply to the notes at any time after the notes have achieved an investment grade rating, the holders of the notes would not be able to prevent us from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions.

USE OF PROCEEDS
The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private placement of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes. The original notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness. We will pay all of our expenses incident to the exchange offer.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
The following table shows our selected historical consolidated financial information for each of the periods ended and as of the dates indicated below. We derived the following selected consolidated financial data for the five years ended December 31, 2015 from our audited consolidated financial statements. The selected consolidated financial data for the six months ended June 30, 2015 and 2016 are derived from our unaudited financial statements, which have been prepared by us on a basis consistent with our audited consolidated financial statements and, in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. You should read the following summary consolidated financial information in conjunction with "Management’s Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, our consolidated financial statements and notes thereto and included therein, and the financial statements and notes thereto included in our Current Report on Form 8-K filed with the Commission on July 28, 2016.

	Year Ended December 31,					Six Months Ended June 30,
	2015 (1)	2014	2013	2012	2011	2016	2015
						(unaudited)
Statements of Income Data:	(Amounts in millions)
Revenue:
Premium revenue	$13,241	$9,023	$6,179	$5,544	$4,212	$8,024	$6,275
Service revenue (1)	253	210	205	188	160	275	99
Premium tax revenue	397	294	172	159	155	218	190
Health insurer fee revenue	264	120	—	—	—	166	122
Investment income	18	8	7	5	5	16	7
Other revenue	5	12	26	18	8	3	3
Total revenue	14,178	9,667	6,589	5,914	4,540	8,702	6,696
Operating expenses:
Medical care costs	11,794	8,076	5,380	4,991	3,664	7,182	5,565
Cost of service revenue (1)	193	157	161	141	144	243	69
General and administrative expenses	1,146	765	666	519	393	691	543
Premium tax expenses	397	294	172	159	155	218	190
Health insurer fee expenses	157	89	—	—	—	108	81
Depreciation and amortization	104	93	73	63	48	66	50
Total operating expenses	13,791	9,474	6,452	5,873	4,404	8,508	6,498
Operating income	387	193	137	41	136	194	198
Other expenses, net:
Interest expense	66	57	52	17	16	50	30
Other (income) expense, net	(1)	1	4	1	—	—	—
Total other expenses, net	65	58	56	18	16	50	30
Income from continuing operations before income taxes	322	135	81	23	120	144	168
Income tax expense	179	73	36	10	43	87	101
Income from continuing operations	143	62	45	13	77	57	67
Income (loss) from discontinued operations, net of tax expense (benefit) (2)	—	—	8	(3)	(56)	—	—
Net income	$143	$62	$53	$10	$21	$57	$67

	December 31,					June 30,
	2015 (1)	2014	2013	2012	2011	2016	2015
						(unaudited)
Balance Sheet Data:	(Amounts in millions)
Cash and cash equivalents	$2,329	$1,539	$936	$796	$494	$2,345	$2,014
Cash and cash equivalents, parent only	360	75	100	39	15	214	464
Total assets	6,576	4,435	2,988	1,901	1,631	7,202	5,691
Long-term debt, including current portion (3)	1,609	887	770	261	216	1,627	904
Total liabilities	5,019	3,425	2,095	1,119	876	5,561	4,228
Stockholders' equity	1,557	1,010	893	782	755	1,641	1,463

(1)	Service revenue and cost of service revenue include revenue and costs generated by our Pathways subsidiary, which was acquired on November 1, 2015.

(2)
Income (loss) from discontinued operations is presented net of income tax expense (benefit), which was insignificant in 2015 and 2014, and $(10), $(1), and $1, in 2013, 2012 and 2011, respectively. For the six months ended June 30, 2016 and 2015, income tax expense (benefit) was insignificant.

(3)	Includes senior notes, lease financing obligations and other long-term debt.

RATIO OF EARNINGS TO FIXED CHARGES

Year Ended December 31,					Six Months Ended June 30,
2015	2014	2013	2012	2011	2016	2015
5.4	3.2	2.4	2.2	7.7	3.6	6.1

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of calculating the ratios, "earnings" consists of income before income taxes plus fixed charges less capitalized interest, and "fixed charges" consists of interest expensed and capitalized, amortization of debt issuance costs and the portion of rental expense representative of interest expense.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On November 10, 2015, we sold $700 million aggregate principal amount of the original notes in a private placement to certain initial purchasers. In connection with the sale of the original notes in the private placement, we and the initial purchasers entered into a registration rights agreement (the "registration rights agreement"). Under the registration rights agreement, we agreed to use our commercially reasonable efforts to file a registration statement regarding the exchange of the original notes for exchange notes registered under the Securities Act. We also agreed to use our commercially reasonable efforts to cause the registration statement to become effective with the Commission and to conduct this exchange offer. For a more detailed explanation of our obligations under the registration rights agreement, see "Exchange Offer and Registration Rights Agreement".

We are making this exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Resale of the Exchange Notes

Under existing interpretations of the Commission contained in several no-action letters to third parties, the exchange notes will be freely transferable by holders thereof (other than affiliates of Molina) after the exchange offer without further registration under the Securities Act; provided, however, that each holder (including, without limitation, each participating broker-dealer) who participates in the exchange offer will be required to represent to us in writing (which may be contained in the applicable letter of transmittal) that: (1) any exchange notes acquired in exchange for original notes tendered are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such recipient is such holder itself; (2) at the time of the commencement or consummation of the exchange offer neither such holder nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder has an arrangement or understanding with any person to participate in the "distribution" (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act; (3) neither the holder nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder is an "affiliate" (as defined in Rule 405 of the Securities Act) of Molina or, if it is an affiliate of Molina, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf Registration Statement (as defined under "Exchange Offer and Registration Rights Agreement") in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest; (4) neither such holder nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder is engaging in or intends to engage in a distribution of the exchange notes; and (5) if such holder is a participating broker-dealer, such holder has acquired the original notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder) in connection with any resale of the exchange notes.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept original notes for exchange which are properly tendered on or before the expiration date and are not withdrawn as permitted below.

As of the date of this prospectus, $700 million in aggregate principal amount of the original notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the original notes on this date. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer. Holders of the original notes must cause their original notes to be tendered by book-entry transfer or tender their certificates for the original notes before 5:00 p.m., New York City time, on the expiration date of the exchange offer in order to participate in the exchange offer.

The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the original notes except that:

•	the exchange notes being issued in the exchange offer will have been registered under the Securities Act;

•	the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	the exchange notes being issued in the exchange offer will not contain the registration rights and additional interest provisions contained in the original notes.

The exchange notes will evidence the same indebtedness as the original notes and will be issued under the same indenture and, therefore, the exchange notes and the original notes will be treated as a single class of debt securities under the indenture. The original notes and the exchange notes will, however, have separate CUSIP numbers.

Outstanding notes being tendered in the exchange offer must be in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered pursuant to the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of the original notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Original notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the indenture. Any original notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "—Consequences of Failure to Exchange Outstanding Securities". Holders of original notes do not have any approval or dissenters’ rights under the indenture in connection with the exchange offer.

Expiration Date; Extensions, Amendments

The expiration date is at 5:00 p.m., New York City time, on         , 2016, or such later date and time to which we, in our sole discretion, extend the exchange offer, subject to applicable law. In case of an extension of the expiration date of the exchange offer, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such notification will state that we are extending this exchange offer for a specified period of time.

Conditions to the Completion of the Exchange Offer

The exchange offer shall not be subject to any conditions, other than that:

•	the exchange offer does not violate applicable law or any applicable interpretation of the Staff of the Commission;

•
no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to us; and

•	all governmental approvals shall have been obtained, which approvals we deem necessary for the consummation of the exchange offer.
Procedures for Tendering
To effectively tender original notes by book-entry transfer to the account maintained by the exchange agent at DTC, holders of original notes must request a DTC participant to, on their behalf, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance through DTC’s Automated Tender Offer Program, or ATOP. DTC will then verify the acceptance and send an agent’s message to the exchange agent for its acceptance. An "agent’s message" is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, as defined below, which states that DTC has received an express acknowledgment from the DTC participant tendering original notes on behalf of the holder of such original notes that such DTC participant has received and agrees to be bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant. Timely confirmation of a book-entry transfer of the original notes into the exchange agent’s account at DTC, or a book-entry confirmation, pursuant to the book-entry transfer procedures described below, as well as an agent’s message pursuant to DTC’s ATOP system must be delivered to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

To effectively tender any original notes held in physical form, a holder of the original notes must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or a facsimile thereof, together with the certificates representing such original notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
Holders of original notes whose certificates for original notes are not lost but are not immediately available or who cannot deliver their certificates and all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date, or who cannot complete the procedures for book-entry transfer on or prior to 5:00 p.m., New York City time, on the expiration date, may tender their original notes according to the guaranteed delivery procedures set forth in "—Guaranteed Delivery Procedures" below.
The method of delivery of the letter of transmittal, any required signature guarantees, the original notes and all other required documents, including delivery of original notes through DTC, and transmission of an agent’s message through DTC’s ATOP system, is at the election and risk of the tendering holders, and the delivery will be deemed made only when actually received or confirmed by the exchange agent. If original notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the expiration date, as desired, to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Holders tendering original notes through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.
No original notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all original notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.
The tender by a holder of original notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.
Holders of original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder’s behalf.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority (FINRA), a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, each an "eligible institution," unless the original notes tendered pursuant to the letter of transmittal or a notice of withdrawal are tendered:

•
by a registered holder of original notes (which term, for purposes of the exchange offer, includes any participant in the DTC system whose name appears on a security position listing as the holder of such original notes) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

•	for the account of an eligible institution.
If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.
If the letter of transmittal is signed by a person other than the registered holder, the original notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the original notes.
All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not validly tendered or any original notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular original notes.

Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of original notes, none of us, the exchange agent, the Trustee, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.
Although we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any original notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.
By tendering, each holder will represent to us that, among other things:

•	it is not an affiliate of ours;

•	the person acquiring the exchange notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder; and

•
neither the holder nor such person is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer.

If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of exchange notes to be acquired in the exchange offer, that holder or any such other person:

•	may not participate in the exchange offer;

•	may not rely on the applicable interpretations of the Staff of the Commission; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Each broker-dealer who acquired its original notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer
Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue exchange notes registered under the Securities Act. For each original note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from May 15, 2016. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the original notes. Original notes that we accept for exchange will cease to accrue interest from and after May 15, 2016. Holders of original notes accepted for exchange will not receive any payment of accrued interest on such original notes on any interest payment date if the relevant record date occurs on or after the closing date of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under certain circumstances relating to the timing of the exchange offer.

In all cases, we will issue exchange notes in the exchange offer for original notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such original notes or a book-entry confirmation of such original notes into the exchange agent's account at DTC;

•	an agent’s message or a properly completed and duly executed letter of transmittal; and

•	any other required documents.
If, for any reason set forth in the terms and conditions of the exchange offer, we do not accept any tendered original notes, or if a holder submits original notes for a greater principal amount than the holder desires to exchange or a holder withdraws original notes, we will return such unaccepted, non-exchanged or withdrawn original note without cost to the tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged original notes will be credited to an account maintained with DTC. We will return the original notes or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.
Guaranteed Delivery Procedures

If your certificates for original notes are not lost but are not immediately available or you cannot deliver your certificates and any other required documents to the exchange agent at or prior to 5:00 p.m., New York City time, on the expiration date, or you cannot complete the procedures for book-entry transfer at or prior to 5:00 p.m., New York City time, on the expiration date, you may nevertheless effect a tender of your original notes if:

•	the tender is made through an eligible institution;

•
prior to the expiration date of the exchange offer, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, or an agent's message with respect to guaranteed delivery which:

•	sets forth your name and address and the amount of your original notes tendered;

•	states that the tender is being made thereby; and

•
guarantees that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•
the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders
Tenders of original notes may be properly withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted "Request Message" through DTC’s ATOP system, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the person that tendered the original notes to be properly withdrawn;

•	identify the original notes to be properly withdrawn, including certificate number or numbers and the principal amount of such original notes;

•
in the case of original notes tendered by book-entry transfer, specify the number of the account at DTC from which the original notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn original notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such original notes exchanged for exchange notes;

•
other than a notice transmitted through DTC's ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of such original notes in the name of the person withdrawing the tender; and

•	specify the name in which such original notes are registered, if different from the person who tendered such original notes.
All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties. Any original notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. No exchange notes will be issued with respect to any withdrawn original notes unless the original notes so withdrawn are later tendered in a valid fashion. Properly withdrawn original notes may be retendered by following the procedures described above at any time at or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
Exchange Agent
U.S. Bank National Association has been appointed as exchange agent for this exchange offer. Letters of transmittal, agent's messages or request messages through DTC’s ATOP system, notices of guaranteed delivery and all correspondence in connection with this exchange offer should be sent or delivered by each holder of original notes or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the following address:

U.S. Bank National Association, as exchange agent

By Mail or In Person:
U.S. Bank National Association
111 Fillmore Avenue
St. Paul, MN 55107-1402
Attention: Corporate Actions

By Email or Facsimile Transmission (for Eligible Institutions Only):
Email: cts.specfinance@usbank.com
Facsimile: (651) 466-7367

For Information and to Confirm by Telephone:
(800) 934-6802
We will pay the exchange agent's customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Delivery or facsimile to a party other than the exchange agent will not constitute valid delivery.
Fees and Expenses
The expenses of soliciting tenders pursuant to this exchange offer will be paid by us.
Except as described above, we will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. We will, however, pay the customary fees and out-of-pocket expenses of the exchange agent, the trustee, and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and related documents to the beneficial owners of the original notes, and in handling or forwarding tenders for exchange.

We will also pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to this exchange offer. If, however, original notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the registered holder of the original notes tendered or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.
The estimated cash expenses to be incurred in connection with the exchange offer are estimated in the aggregate to be approximately $0.6 million. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, among other expenses.
Accounting Treatment
We will record the exchange notes at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as the terms of the exchange notes are substantially identical to the terms of the original notes. The expenses of the exchange offer will be amortized over the term of the exchange notes.
Consequences of Failure to Exchange Outstanding Securities
Original notes that are not properly tendered or are properly tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of original notes, we will have no further obligation to provide for the registration under the Securities Act of such original notes. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
We do not currently anticipate that we will take any action to register the original notes under the Securities Act or under any state securities laws other than pursuant to the registration statement of which this prospectus is a part. Upon completion of the exchange offer, holders of the original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.
Holders of the exchange notes issued in the exchange offer and any original notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES
Background
On November 10, 2015, we sold $700 million aggregate principal amount of the original notes in a private placement to certain initial purchasers. In connection with the sale of the original notes in the private placement, we and the initial purchasers entered into that certain Registration Rights Agreement. Under the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to file a registration statement regarding the exchange of the original notes for the exchange notes which are registered under the Securities Act with terms substantially identical in all material respects to the original notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the registration rights obligations). We also agreed to use our commercially reasonable efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer. To comply with our obligations under the Registration Rights Agreement, we will issue 5.375% Senior Notes due 2022 that will be registered under the Securities Act. These exchange notes will be issued pursuant to the indenture (as amended or supplemented from time to time, the "indenture"), dated as of November 10, 2015, among Molina, the Guarantors party thereto and U.S. Bank National Association, as trustee (the "trustee"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available upon request to Molina at the address indicated under "Where You Can Find Additional Information".
You can find the definitions of certain terms used in this "Description of Notes" under the subheading "Certain Definitions". In this section, references to "Molina", "us" and "our" refer only to Molina Healthcare, Inc. and not to any of its Subsidiaries, references to "notes" refer only to the exchange notes and references to "Note Guarantees" refer only to the exchange guarantees associated with the exchange notes.
Brief Description of Notes and the Note Guarantees
The Notes

The notes will be:

•	general senior unsecured obligations of Molina;

•	equal in right of payment to all existing and future senior unsecured obligations of Molina (including Molina’s obligations under the Credit Agreement);

•	effectively subordinate in right of payment to any existing or future secured obligations of Molina to the extent of the value of the assets securing such obligations;

•	senior in right of payment to any future subordinated obligations of Molina;

•	unconditionally guaranteed on a senior basis by the Guarantors; and

•	structurally subordinated to all Indebtedness and other liabilities and preferred stock of Subsidiaries of Molina that are not Guarantors.
The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.
The Note Guarantees
The notes will be fully and unconditionally and jointly and severally guaranteed by the Guarantors.

Each Note Guarantee will be:

•	a general senior unsecured obligation of the Guarantor;

•	equal in right of payment to all existing and future senior unsecured obligations of that Guarantor;

•	effectively subordinate in right of payment to any existing or future secured obligations of that Guarantor to the extent of the value of the assets securing such obligations; and

•	senior in right of payment to any future subordinated obligations of that Guarantor.
Certain of our operating Subsidiaries are licensed insurance companies or health management organizations in the jurisdictions in which we do business. Applicable laws and related regulations require approval by the state regulators for certain of our Subsidiaries to Guarantee the notes. We have not sought, nor do we intend to seek, such approval. As a result, the only Subsidiaries of Molina that will Guarantee the notes are such Domestic Subsidiaries that provide a Guarantee or act as a borrower under a Credit Facility. As such, the notes will be structurally subordinated to all liabilities (including Indebtedness as well as medical claims and benefits payable, accounts payable and accrued expenses, deferred revenue and other long-term liabilities) of all of Molina’s other non-Guarantor Subsidiaries. Any right of Molina to receive assets of any of its non-Guarantor Subsidiaries upon such a Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that non-Guarantor Subsidiary’s creditors, except to the extent that Molina is itself recognized as a creditor of the Subsidiary, in which case the claims of Molina would still be subordinate in right of payment to any obligations that are secured by the assets of the Subsidiary to the extent of the value of the assets securing such obligations and any obligations of the Subsidiary senior to that held by Molina.
Substantially all of Molina’s operations are conducted through its Subsidiaries. Therefore, Molina’s ability to service its Indebtedness, including the notes, is dependent upon the earnings of its Subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Molina. All of Molina’s health plan Subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Molina. As a result, we may not be able to cause such Subsidiaries to distribute sufficient funds to enable us to meet our obligations under the notes. See "Risk Factors—Risks Related to the Notes and Our Indebtedness—We will depend on the business of and distributions from our HMO and licensed insurance subsidiaries to satisfy our obligations under the notes and we cannot assure you that the operating results of such subsidiaries will be sufficient to, or our subsidiaries will be permitted to, make distributions or other payments to us".
As of June 30, 2016, Molina had approximately $1,627 million of Indebtedness, including lease financing obligations. As of June 30, 2016, Molina’s non-Guarantor Subsidiaries had approximately $3,470 million of liabilities outstanding, including medical claims and benefits payable, deferred revenue, accounts payable, other accrued expenses and liabilities and amounts due government agencies (excluding intercompany liabilities). As of June 30, 2016, our non-Guarantor Subsidiaries held unrestricted cash and Cash Equivalents of $2,682 million. As of June 30, 2016, Molina and the Guarantors held unrestricted cash and Cash Equivalents in the aggregate amount of $370 million, of which $341 million was held by Molina.
As of the Issue Date, all of our Subsidiaries will be "Restricted Subsidiaries". However, under the circumstances described below under the subheading "Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries", we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries". Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.
Principal, Maturity and Interest
Molina will issue up to $700 million aggregate principal amount of notes in the exchange offer. Subject to compliance with the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" below, Molina may issue additional notes under the indenture from time to time. The initial notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase; provided, however, that a separate CUSIP number or ISIN will be issued for the additional notes, unless the notes and such additional notes are treated as fungible for U.S. federal income tax purposes. Molina will issue notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.
The notes will mature on November 15, 2022.
Interest on the notes will accrue at the rate of 5.375% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2016. Molina will make each interest payment to the holders of record on the immediately preceding May 1 and November 1, respectively.
Interest on the notes will accrue from May 15, 2016, the most recent interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes
All payments on the notes will be made at the office or agency of the paying agent and registrar within the United States unless Molina elects to make interest payments by check mailed to the holders at their address set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.
Paying Agent and Registrar for the Notes
The trustee will initially act as paying agent and registrar. Molina may change the paying agent or registrar without prior notice to the holders of the notes, and Molina or any of its Restricted Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
Under existing interpretations of the SEC contained in several no-action letters to third parties, the notes will be freely transferable by holders thereof (other than affiliates of Molina) after the exchange offer without further registration under the Securities Act, subject to certain restrictions and limitations described above under "The Exchange Offer—Resale of the Exchange Notes". Holders will be required to pay all taxes due on transfer. Molina is not required to transfer or exchange any note selected for redemption. Also, Molina is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Note Guarantees
Upon issuance, the notes will be fully and unconditionally guaranteed by eighteen of Molina’s wholly-owned subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be pari passu in right of payment with the senior Indebtedness of that Guarantor and effectively subordinated to any secured Indebtedness of that Guarantor to the extent of the value of its assets securing such Indebtedness. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes and Our Indebtedness—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees, and require note holders to return payments received and, if that occurs, you may not receive any payments on the notes".
The Note Guarantee of a Guarantor will be automatically and unconditionally released:
(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Molina or a Restricted Subsidiary of Molina, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;
(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Molina or a Restricted Subsidiary of Molina, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;
(3) if Molina designates any of its Restricted Subsidiaries that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;
(4) if such Guarantor is dissolved or liquidated;
(5) upon legal defeasance, covenant defeasance or satisfaction and discharge of the notes as provided below under the captions "Legal Defeasance and Covenant Defeasance" and "Satisfaction and Discharge"; or
(6) if such Guarantor is released or discharged from the underlying Guarantee of Indebtedness giving rise to the execution of a Note Guarantee, except as a result of the repayment in full of such Guarantee in connection with the enforcement of remedies under such Guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release, and that if any such Guarantee is so reinstated, the Note Guarantee shall also be reinstated, subject to the covenant described below under the caption "Certain Covenants—Limitation on Issuances of Guarantees of Indebtedness").
Optional Redemption
Prior to August 15, 2022 (three months prior to the maturity of the notes), Molina may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable date of redemption.
Except pursuant to the preceding paragraph, the notes will not be redeemable at Molina’s option prior to August 15, 2022 (three months prior to the maturity of the notes).
On or after August 15, 2022 (three months prior to the maturity of the notes), Molina may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date).
Selection and Notice
If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:
(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or
(2) if the notes are not listed on any national securities exchange, based on a method that most nearly approximates a pro rata basis unless otherwise required by law or depository requirements.
No notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered by electronic transmission (for notes held in book entry form) or first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption may, at Molina’s discretion, be subject to one or more conditions precedent.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Unless Molina defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption
Molina is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, Molina may be required to offer to purchase notes as described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales". Molina and its Subsidiaries may at any time and from time to time purchase notes in open market transactions, tender offers or otherwise.
Repurchase at the Option of Holders
Change of Control
Upon the occurrence of a Change of Control, each holder of notes will have the right to require Molina to repurchase all or any part (provided that no notes of $2,000 or less will be repurchased in part) of that holder’s notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, Molina will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of purchase (subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control, Molina will deliver a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the indenture and described in such notice. Molina will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase and/or payment at maturity of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the indenture, Molina will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment date, Molina will, to the extent lawful:
(1) accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and
(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by Molina.
The paying agent will promptly deliver or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to the unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.
Molina will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment date.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Molina, or any other Person making a Change of Control Offer in lieu of Molina as described below, purchases all of the notes validly tendered and not withdrawn by such holders, Molina or such Person will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption.
The Credit Agreement provides, and any future credit agreements or other agreements to which Molina or its Subsidiaries becomes a party may provide, that certain change of control events with respect to Molina constitute a default thereunder or otherwise provide the lenders thereunder with the right to require Molina to repay obligations outstanding thereunder. Molina’s ability to repurchase notes following a Change of Control also may be limited by Molina’s then-existing resources. The provisions described above that require Molina to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable to the Change of Control. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require Molina to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
Molina will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Molina and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described under the caption "Optional Redemption", unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control and may be subject to the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Molina and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Molina to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Molina and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Asset Sales
Molina will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1) Molina (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, issued, leased, transferred, conveyed or otherwise disposed of; and
(2) at least 75% of the consideration received in the Asset Sale by Molina or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a) any liabilities, as shown on Molina’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto, of Molina or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) (A) that are assumed by the transferee of any such assets and from which Molina or such Restricted Subsidiary have been validly released by all creditors in writing, or (B) in respect of which neither Molina nor any Restricted Subsidiary following such Asset Sale has any obligation;
(b) any securities, notes or other obligations received by Molina or any such Restricted Subsidiary from such transferee that are converted by Molina or such Restricted Subsidiary into cash or Cash Equivalents within 180 days, to the extent of the cash or Cash Equivalents received in that conversion; and
(c) any Designated Non-cash Consideration received by Molina or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding not to exceed the greater of (x) $200.0 million and (y) 3.50% of the Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (determined based on the most recently ended fiscal quarter for which internal financial statements are available and with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this paragraph and for no other purpose.
To the extent that the Fair Market Value of any Asset Sale exceeds 10.0% of Consolidated Total Assets at the time of receipt of the Net Proceeds of any such Asset Sale (determined based on the most recently ended fiscal quarter for which internal financial statements are then available and with the Fair Market Value of each Asset Sale being measured at the time of such Asset Sale), then, within 365 days after the receipt of any Net Proceeds from any such Asset Sale, Molina or such Restricted Subsidiary may apply those Net Proceeds (but shall only be required to apply that portion of the Net Proceeds from such Asset Sale that exceeds 10.0% of Consolidated Total Assets) at its option (or any portion thereof):
(1) to permanently repay Indebtedness of Molina or any Restricted Subsidiary that is secured by a Lien, other than Indebtedness owed to Molina or any Affiliate of Molina and, if such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;
(2) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case (a) used or useful in a Permitted Business or (b) that replace the properties and assets that are the subject of such Asset Sale; or
(3) to repay other Senior Debt; provided that to the extent Molina (or the applicable Restricted Subsidiary, as the case may be) reduces Obligations under Senior Debt other than the notes, Molina shall equally and ratably reduce Obligations under the notes as provided under "—Optional Redemption", through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, on the amount of notes to be prepaid;
provided that a binding commitment to apply Net Proceeds as set forth in clauses (1), (2) and (3) above shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Molina or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 545 days after receipt of such Net Proceeds (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then Molina or such Restricted Subsidiary shall be permitted to apply the Net Proceeds in any manner set forth in clauses (1), (2) and (3) above before the expiration of such 545-day period and, in the event Molina or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds (as defined below). Pending the final application of any Net Proceeds, Molina may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
Any Net Proceeds from Asset Sales that were required to be applied in accordance with the first sentence of the immediately preceding paragraph and that are not so applied or invested as provided in the immediately preceding paragraph will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $35.0 million, within 30 days thereof, Molina will make an offer (an "Asset Sale Offer") to all holders of notes to purchase the maximum principal amount of notes and, if Molina is required to do so under the terms of any other Indebtedness that is pari passu in right of payment with the notes, such other Indebtedness on a pro rata basis with the notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn notes pursuant to an Asset Sale Offer, Molina may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other pari passu Indebtedness will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
Molina will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Molina will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
Certain Covenants
Covenant Termination
Following the first day (such date, the "Covenant Termination Date"):
(a) the notes have an Investment Grade Rating; and
(b) no Default has occurred and is continuing under the indenture;

Molina and its Restricted Subsidiaries shall cease to be subject to the provisions of the indenture described above under the caption "Repurchase at the Option of Holders—Asset Sales" and described below under the following subheadings:

•"Restricted Payments",

•"Incurrence of Indebtedness and Issuance of Preferred Stock",

•"Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries",

•"Transactions with Affiliates", and

•"Limitation on Issuances of Guarantees of Indebtedness",

(collectively, the "Terminated Covenants"). No Default, Event of Default or breach of any kind shall be deemed to exist under the indenture or the notes with respect to the Terminated Covenants based on, and none of Molina or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the notes attain an Investment Grade Rating, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect. The Terminated Covenants will not be reinstated even if Molina subsequently does not satisfy the requirements set forth in clauses (a) and/or (b) above. After the Terminated Covenants have been terminated, Molina and its Restricted Subsidiaries shall remain subject to the provisions of the indenture described above under the caption "Repurchase at the Option of Holders—Change of Control" and described below under the following subheadings:

•	"Liens",

•	"Merger, Consolidation or Sale of Assets" (other than the financial test set forth in clause (4) of that covenant), and

•	"SEC Reports".
In addition, after the Terminated Covenants have been terminated, Molina will no longer be permitted to designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries.
Restricted Payments
Molina will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1) declare or pay any dividend or make any other payment or distribution (A) on account of Molina’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Molina or any of its Restricted Subsidiaries) or (B) to the direct or indirect holders of Molina’s or any

Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (i) payable in Equity Interests (other than Disqualified Stock) of Molina or (ii) to Molina or a wholly owned Restricted Subsidiary or to all holders of Capital Stock of a Restricted Subsidiary on a pro rata basis);
(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Molina) any Equity Interests of Molina or any of its Restricted Subsidiaries (other than (a) Equity Interests of any wholly owned Restricted Subsidiary of Molina or (b) purchases, redemptions, defeasances or other acquisitions made by a Restricted Subsidiary on a pro rata basis from all shareholders of such Restricted Subsidiary);
(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations (excluding any intercompany Indebtedness between or among Molina or any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Subordinated Obligations, in each case where the Stated Maturity is within one year of such payment, purchase, redemption, defeasance or other acquisition or retirement for value; or
(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (3) above and this clause (4) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:
(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof; and
(b) Molina would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and
(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Molina and the Restricted Subsidiaries after the date of the indenture (including Restricted Payments permitted by clauses (1) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:
(I) 50% of the Consolidated Net Income of Molina for the period (taken as one accounting period) from January 1, 2016 to the end of Molina’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
(II) 100% of the aggregate net cash proceeds (or the Fair Market Value of property other than cash) received by Molina since the Issue Date as a contribution to its common equity capital or from the issuance or sale of Equity Interests of Molina (other than the issuance of Disqualified Stock) or from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Molina, in either case, that have been converted into or exchanged for such Equity Interests of Molina (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Molina), plus
(III) to the extent that any Restricted Investment that was made after the date of the indenture is (A) sold for cash or otherwise cancelled, liquidated or repaid for cash, the cash proceeds received with respect to such Restricted Investment (less the cost of disposition, if any) or (B) made in an entity that subsequently becomes a Restricted Subsidiary, an amount equal to the Fair Market Value of the Restricted Investments owned by Molina and the Restricted Subsidiaries in such entity at the time such entity becomes a Restricted Subsidiary, plus
(IV) 100% of the aggregate net cash proceeds (or the Fair Market Value of property other than cash) received by Molina since the Issue Date by means of (A) the sale (other than to Molina or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary and (B) a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment), in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income for such period, plus
(V) in case, after the date of the indenture, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary under the terms of the indenture or has been merged,

consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into Molina or a Restricted Subsidiary, an amount equal to the Fair Market Value of the Restricted Investments owned by Molina and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable).
Notwithstanding the foregoing, and in the cases of clauses (6), (10) and (11) below, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit any of the following:
(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;
(2) any Restricted Payments made out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Molina) of, Equity Interests of Molina (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds from such sale will be excluded from clause (c)(II) of the preceding paragraph;
(3) the redemption, repurchase, repayment, retirement, defeasance or other acquisition of any Subordinated Obligations with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(4) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of Molina or any Restricted Subsidiary of Molina (a) held by any current or former director, officer, employee or consultant of Molina or any of its Subsidiaries and their Affiliates, heirs and executors pursuant to any management equity subscription plan or agreement, stock option or stock purchase plan or agreement or employee benefit plan as may be adopted by Molina or any of its Subsidiaries from time to time or pursuant to any agreement with any director, officer, employee or consultant of Molina or any of its Subsidiaries in existence on the date of the indenture or (b) from an employee of Molina or any of its Subsidiaries upon the termination of such employee’s employment with Molina or any of its Subsidiaries; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in reliance on this clause (4) (other than with respect to employees whose employment has terminated) may not exceed $15.0 million in any calendar year, with any unused amounts in any calendar year being carried forward to the next two succeeding calendar years, and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Molina, in each case to members of management, directors or consultants of Molina or any of its Subsidiaries that occurs after the Issue Date, provided that such cash proceeds utilized for redemptions, repurchases or other acquisitions or retirements will be excluded from clause (c)(II) of the preceding paragraph plus (B) the cash proceeds of "key man" life insurance policies received by Molina or its Restricted Subsidiaries after the Issue Date (provided that Molina may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year, it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4));
(5) repurchases, acquisitions, forfeitures or retirements of Capital Stock of Molina deemed to occur upon the exercise or vesting of stock options, warrants or restricted stock or similar rights under employee benefit plans of Molina or its Subsidiaries if such Capital Stock represents all or a portion of the exercise price thereof and repurchases, acquisitions, forfeitures or retirements of Capital Stock or options to purchase Capital Stock in connection with the exercise or vesting of stock options, warrants or restricted stock to the extent necessary to pay applicable withholding taxes;
(6) any Restricted Payments, so long as the Total Net Debt Ratio is no more than 2.25 to 1.0, both as of the date thereof and on a pro forma basis after giving effect to such Restricted Payment;
(7) payments of cash, dividends, distributions, advances or other Restricted Payments by Molina or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Molina; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of Molina);
(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations or Disqualified Stock pursuant to provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of Molina or any preferred stock of any Restricted Subsidiary of Molina issued on or after the date of the indenture in accordance with the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" to the extent such dividends or distributions are included in the definition of Fixed Charges;
(10) other Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of (a) $200.0 million and (b) 3.50% of Consolidated Total Assets; or
(11) the declaration and payment of dividends on Molina’s common Equity Interests not to exceed $25.0 million per fiscal year.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Molina or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Molina will deliver to the trustee an officer’s certificate setting forth any Fair Market Value determinations. If Molina or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of Molina be permitted under the provisions of the indenture, such Restricted Payment shall be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to Molina financial statements affecting Consolidated Net Income of Molina for any period.
For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (11) above, or is entitled to be made pursuant to the first paragraph of this covenant (including any payment or other action that constitutes a "Permitted Investment"), Molina will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this covenant (including any payment or other action that constitutes a "Permitted Investment"). Payments or other actions permitted by this covenant need not be permitted solely by reference to one provision permitting such payment or other action (including any payment or other action that constitutes a "Permitted Investment"), but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting payment or other action (including any payment or other action that constitutes a "Permitted Investment").
Incurrence of Indebtedness and Issuance of Preferred Stock
Molina will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Molina will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock (including Disqualified Stock) other than to Molina; provided, however, that Molina may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary of Molina may incur Indebtedness (including Acquired Debt) or issue preferred stock (including Disqualified Stock), if the Fixed Charge Coverage Ratio for Molina's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; provided further, however, that the aggregate principal amount incurred under this paragraph by Restricted Subsidiaries that are not Guarantors at any one time outstanding shall not exceed the greater of $150.0 million and 3.0% of Consolidated Total Assets as of the date of any such incurrence.
The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):
(1) the incurrence by Molina or any of its Restricted Subsidiaries of Indebtedness and letters of credit under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit of Molina and any Restricted Subsidiary incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) does not exceed the greater of (a) $350.0 million and (b) 7.50% of Consolidated Total Assets;
(2) the incurrence by Molina or any of its Restricted Subsidiaries of Indebtedness existing on the Issue Date (other than Indebtedness outstanding under clause (1) above or clause (3) below and Indebtedness being repaid with the proceeds of this offering, if any);
(3) the incurrence by Molina and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement (and any exchange notes issued in exchange for additional notes properly incurred under the indenture, where the terms of such exchange notes are substantially identical to such additional notes);
(4) the incurrence by Molina or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations), Disqualified Stock and preferred stock, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of design, installation, construction or improvement of property, plant or equipment used in the business of Molina or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness, Disqualified Stock and preferred stock incurred to refund, refinance or replace any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), not to exceed the greater of (a) $150.0 million and (b) 3.0% of Consolidated Total Assets;
(5) the incurrence by Molina or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which serves to extend, defease, renew, refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), this clause (5) or (13) of this paragraph;
(6) the incurrence by Molina or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Molina and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Molina or a Restricted Subsidiary and (ii) any subsequent sale or other transfer of any such Indebtedness to a Person that is not either Molina or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Molina or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7) the incurrence of Indebtedness of Molina or any of its Restricted Subsidiaries consisting of Guarantees, indemnities, holdbacks, earn-out, non-compete, consulting, deferred compensation, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets or shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition;
(8) the incurrence of Indebtedness of Molina or any of its Restricted Subsidiaries in respect of bid, appeal, surety and performance bonds, completion guarantees or other similar arrangements, provider claims, workers’ compensation claims, statutory, appeal or similar obligations, bankers’ acceptances, payment obligations in connection with sales tax and insurance or other similar requirements in the ordinary course of business or in respect of awards or judgments not resulting in an Event of Default;
(9) the incurrence by Molina or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, netting services and otherwise in connection with deposit accounts, so long as such Indebtedness is covered within 10 business days or arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(10) Indebtedness representing deferred compensation or other similar arrangements to employees and directors of Molina or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(11) the incurrence by Molina or any of its Restricted Subsidiaries of Hedging Obligations; provided that such Hedging Obligations are entered into for bona fide hedging purposes (and not for speculative purposes) of Molina or its Restricted Subsidiaries;
(12) (a) the Guarantee by Molina or any of the Restricted Subsidiaries of Indebtedness of Molina or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is incurred by Molina and is subordinated to the notes, then the Guarantee of such Indebtedness by any of its Restricted Subsidiaries shall be subordinated to the same extent as the Indebtedness Guaranteed and (b) the Guarantee by Molina or any of the Restricted Subsidiaries of Indebtedness of Molina or a Restricted Subsidiary required pursuant to applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency;
(13) Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by Molina or otherwise became a Restricted Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of Molina or was otherwise acquired by Molina), provided that after giving effect thereto, (a) Molina would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge

Coverage Ratio test in the first paragraph above, or (b) the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto;
(14) the incurrence by Molina or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase notes pursuant to a Change of Control Offer or to defease or discharge notes in accordance with the terms of the indenture;
(15) the incurrence by Molina or any Restricted Subsidiary of Indebtedness consisting of (a)(i) the financing of insurance premiums or (ii) insurance premiums incurred in the ordinary course of business and owed to any Person providing property, casualty or liability insurance to Molina or its Subsidiaries, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall only be outstanding during such year, or (b) take or pay obligations in supply agreements, in each case in the ordinary course of business;
(16) Indebtedness in respect of secured or unsecured letters of credit incurred by Molina or any Restricted Subsidiary in an aggregate principal amount not to exceed $200.0 million;
(17) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Molina and its Restricted Subsidiaries;
(18) the incurrence by Molina or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed the greater of (a) $275.0 million and (b) 5.0% of Consolidated Total Assets; or
(19) Guarantees by Molina or a Restricted Subsidiary of Contractual Obligations of an HMO Subsidiary or an Insurance Subsidiary incurred in the ordinary course of business.
For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Molina shall, in its sole discretion, classify (or later re-classify in whole or in part), or divide (or later re-divide in whole or in part) such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Molina. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not later be reclassified. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.
Molina will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of Molina or such Restricted Subsidiary, as the case may be, unless made expressly subordinate to the notes to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of Molina or such Restricted Subsidiary, as the case may be.
The indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured, (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness that is not Guaranteed as subordinated or junior to Indebtedness that is Guaranteed merely because of such Guarantee.
Liens
Molina will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any consensual Liens (the "Initial Lien") of any kind against or upon any of their respective properties or assets, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure any Indebtedness of Molina or a Guarantor unless prior to, or contemporaneously therewith, the notes and the Note Guarantees are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to the notes and the Note Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes and the Note Guarantees with the same relative priority as such Indebtedness has with respect to the notes and the Note Guarantees. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
Molina will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:
(a) pay dividends or make any other distributions on its Capital Stock to Molina or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Molina or any of its Restricted Subsidiaries;
(b) make loans or advances to Molina or any of its Restricted Subsidiaries; or
(c) transfer any of its properties or assets to Molina or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1) agreements governing the Credit Agreement and agreements governing Existing Indebtedness, in each case, as in effect on the date of the indenture;
(2) the indenture and the notes;
(3) applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency;
(4) any agreement or other instrument of (i) a Person acquired by Molina or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrance or restriction was created in connection with or in contemplation of such acquisition) or (ii) any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or Unrestricted Subsidiary, or the property or assets of the Person or Unrestricted Subsidiary, so acquired or designated, as the case may be;
(5) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or governmental regulatory bodies or required by insurance, surety or bonding companies, in each case pursuant to contracts entered into in the ordinary course of business;
(6) customary non-assignment provisions in leases, licenses, sublicenses and other contracts entered into in the ordinary course of business;
(7) customary restrictions and conditions contained in agreements relating to purchase money indebtedness for property acquired and Capital Lease Obligations permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" that impose restrictions of the nature described in clause (c) of the first paragraph of this covenant on the property so acquired or subject to such obligations;
(8) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary pending the closing of such sale or other disposition or the sale or other disposition of its assets;
(9) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by an officer of Molina);
(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;
(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment); provided that such provisions with respect to the disposition or distribution of assets or property relate only to the assets or properties subject to such agreements;
(12) other Indebtedness, Disqualified Stock or preferred stock permitted to be incurred subsequent to the Issue Date under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such incurrence will not materially impair Molina’s ability to make payments under the notes when due (as determined in good faith by an officer of Molina);

(13) Contractual Obligations binding upon a HMO Subsidiary or Insurance Subsidiary, provided that such restrictions apply only to such Subsidiary;
(14) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1) through (13) above, provided, however that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing (as determined in good faith by an officer of Molina);
(15) Hedging Obligations; and
(16) customary provisions in any joint venture agreement or similar agreement to the extent prohibiting the pledge of the Equity Interests of such joint venture.
For purposes of determining compliance with this covenant, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to Molina or a Restricted Subsidiary to other Indebtedness incurred by Molina or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Merger, Consolidation or Sale of Assets
Molina may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Molina is the surviving Person) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Molina in one or more related transactions, to another Person; unless:
(1) either:
(a) Molina is the surviving Person; or
(b) the Person formed by or surviving any such consolidation or merger (if other than Molina) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that, if such entity is not a corporation, a co-obligor of the notes is a corporation;
(2) the Person formed by or surviving any such consolidation or merger (if other than Molina) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by supplemental indenture and all the obligations of Molina under the notes, and the indenture (to the extent Molina’s obligations thereunder have been not been completed) pursuant to agreements in form satisfactory to the trustee;
(3) immediately after such transaction no Default or Event of Default exists; and
(4) Molina or the Person formed by or surviving any such consolidation or merger (if other than Molina), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" above or (b) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of Molina for such applicable four-quarter period without giving pro forma effect to such transactions and any related financing transactions.
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Molina or another Guarantor, unless:
(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and
(2) either:
(a) (i) such Guarantor shall be the Person surviving any such consolidation or merger or (ii) the Person acquiring the assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Note Guarantee pursuant to agreements in form satisfactory to the trustee; or

(b) such sale or other disposition does not violate the "Asset Sale" provisions of the indenture. See "—Repurchase at the Option of Holders—Asset Sales".
For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of Molina, which properties or assets, if held by Molina instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of Molina on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of Molina.
Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, Molina or the Guarantor, as applicable, under the indenture and the notes with the same effect as if such surviving entity had been named as the issuer or the Guarantor, as applicable, of the notes; and when a surviving entity duly assumes all of the obligations and covenants of the issuer or the Guarantor, as applicable, pursuant to the indenture, the notes, and the Note Guarantee, Molina or the Guarantor, as applicable, or any other predecessor Person shall be relieved of such obligations.
This covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Molina or any of its Restricted Subsidiaries. Clauses (3) and (4) of this covenant will not apply to (1) any merger or consolidation of Molina or a Guarantor with or into a Restricted Subsidiary of Molina for any purpose or (2) the merger of Molina or a Guarantor with or into an Affiliate solely for the purpose of reincorporating Molina or such Guarantor, as the case may be, in another jurisdiction under the laws of the United States, any state of the United States or the District of Columbia so long as the amount of Indebtedness of Molina and its Restricted Subsidiaries is not increased thereby.
Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of Molina may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Molina and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or be a Permitted Investment, as determined by Molina; provided that no designation of an Unrestricted Subsidiary may be made in reliance upon clause (6) of the second paragraph under the caption "—Restricted Payments". Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of Molina as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture, and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Molina as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock", Molina will be in default of such covenant unless such Unrestricted Subsidiary is made to meet such requirements.
The Board of Directors of Molina may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Molina; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Molina of any outstanding Indebtedness and Liens of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness and Liens are permitted under the covenants described under the captions "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Transactions with Affiliates
Molina will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:
(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Affiliate Transaction is on terms that are not less favorable in any material respect to Molina or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Molina or such Restricted Subsidiary with an unrelated Person; and
(2) Molina delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Molina.
The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1) transactions solely between or among Molina and/or any of its Restricted Subsidiaries or solely among its Restricted Subsidiaries;
(2) any issuances of Equity Interests (other than Disqualified Stock) to Affiliates of Molina;
(3) reasonable and customary fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment or severance agreements, compensation or employee benefit arrangements or plans and incentive arrangements or plans (including any amendments to the foregoing) with any officer, director, employee or consultant of Molina or a Restricted Subsidiary entered into in the ordinary course of business or approved in good faith by the Board of Directors of Molina or any Restricted Subsidiary, as applicable;
(4) any transactions made in compliance with the covenant described above under the caption "—Restricted Payments";
(5) loans (and cancellation of loans) and advances to directors, officers, employees or consultants of Molina or any of its Restricted Subsidiaries entered into in the ordinary course of business of Molina or any of its Restricted Subsidiaries or approved in good faith by the Board of Directors of Molina or such Restricted Subsidiary, as applicable;
(6) any agreement as in effect as of the date of the indenture or any amendment to such agreement so long as any such amendment is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the date of the indenture;
(7) transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into Molina or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event);
(8) transactions permitted by, and complying with, the provisions of the covenant described above under the caption "—Merger, Consolidation or Sale of Assets";
(9) transactions with a Person (other than an Unrestricted Subsidiary of Molina) that is an Affiliate of Molina solely because Molina owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;
(10) payment of management fees or similar fees under any management agreement entered into or assumed in connection with an acquisition or business expansion; and
(11) any transaction in which Molina or any Restricted Subsidiary, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to Molina or such Restricted Subsidiary or meets the requirements of clause (1) of the preceding paragraph.
Limitation on Issuances of Guarantees of Indebtedness
Molina will not permit any of its Domestic Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Molina or another Guarantor under any Credit Facility or incur Indebtedness under any Credit Facility, unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Domestic Subsidiary. The Note Guarantee will be (1) senior to such

Domestic Subsidiary’s Guarantee of, pledge to secure or obligation to pay such other Indebtedness if such other Indebtedness is subordinated in right of payment to the notes; or (2) pari passu in right of payment with such Domestic Subsidiary’s Guarantee of, pledge to secure or obligation to pay such other Indebtedness if such other Indebtedness is not subordinated in right of payment to the notes.
SEC Reports
Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Molina will electronically file, within the time periods specified in the SEC’s rules and regulations (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):
(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Molina were required to file such reports; and
(2) all current reports that would be required to be filed with the SEC on Form 8-K if Molina were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Molina’s consolidated financial statements by Molina’s certified independent accountants.
If Molina has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Molina and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Molina.
If the SEC will not accept Molina’s filings for any reason, Molina will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Molina were required to file those reports with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Molina will not take any action for the purpose of causing the SEC not to accept any such filing.
In addition, Molina and the Guarantors agree that, for so long as any notes remain outstanding, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default and Remedies
Each of the following is an Event of Default:
(1) default for 30 days in the payment when due of interest on the notes;
(2) default in payment when due (at maturity, upon redemption or otherwise) of the principal of or premium, if any, on the notes;
(3) failure by Molina or any of its Restricted Subsidiaries to comply with the provisions described under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets";
(4) failure by Molina or any of its Restricted Subsidiaries for 30 days after notice to Molina by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders—Asset Sales" or "Repurchase at the Option of Holders—Change of Control";
(5) failure by Molina for 120 days after notice to Molina by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under the caption "Certain Covenants—SEC Reports";
(6) failure by Molina or any of its Restricted Subsidiaries for 60 days after notice to Molina by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture or the notes;
(7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Molina or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Molina or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:
(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness on or prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or
(b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregating in excess of $30.0 million;
(8) failure by Molina or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
(9) except as permitted by the indenture, any Note Guarantee by a Guarantor that is a Significant Subsidiary of Molina is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary of Molina, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(10) certain events of bankruptcy or insolvency described in the indenture with respect to Molina or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Molina, any Subsidiary that would constitute a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power.
If an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:
(1) such holder has previously given the trustee written notice that an Event of Default is continuing;
(2) holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;
(3) such holder or holders offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;
(4) the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
(5) during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.
The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes. In the event of any Event of Default specified in clause (7) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the trustee or holders of the notes, if within 20 days after such Event of Default arose:
(a) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged;

(b) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(c) if the default that is the basis for such Event of Default has been cured.
Molina is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 30 days of becoming aware of any Default or Event of Default, Molina is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Incorporators, Employees or Stockholders
No director, officer, employee, incorporator, stockholder, member, manager or partner of Molina or any Restricted Subsidiary, as such, will have any liability for any obligations of Molina or any Restricted Subsidiary under the notes, the Note Guarantees, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
Molina may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:
(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;
(2) Molina’s obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3) the rights, powers, trusts, duties and immunities of the trustee, and Molina’s and the Guarantors’ obligations in connection therewith; and
(4) the Legal Defeasance provisions of the indenture.
In addition, Molina may, at its option and at any time, elect to have the obligations of Molina and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.
To exercise either Legal Defeasance or Covenant Defeasance:
(1) Molina must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated maturity or on the next redemption date, as the case may be, and Molina must specify whether the notes are being defeased to maturity or to such particular redemption date;
(2) in the case of Legal Defeasance, Molina has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, (a) Molina has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issuance of the notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3) in the case of Covenant Defeasance, Molina has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that subject to customary assumptions and exclusions the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);
(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Molina or any of its Subsidiaries is a party or by which Molina or any of its Subsidiaries is bound (other than resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);
(6) Molina must deliver to the trustee an officer’s certificate stating that the deposit was not made by Molina with the intent of preferring the holders of notes over the other creditors of Molina with the intent of defeating, hindering, delaying or defrauding creditors of Molina or others; and
(7) Molina must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the indenture, the notes or any Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or any Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):
(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (except those provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");
(3) reduce the rate of, or change the time for, payment of interest on any note;
(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);
(5) make any note payable in money other than that stated in the notes;
(6) make any change in the provisions (including applicable definitions) of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes;
(7) waive a redemption or repurchase payment with respect to any note (other than a payment required by the provisions described under the caption "Repurchase at the Option of Holders" above);
(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture, including as provided in clauses (3), (11) and (12) of the following paragraph;
(9) make any change in the ranking of the notes in a manner adverse to the holders of the notes; or
(10) make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of notes, Molina, the Guarantors (except no existing Guarantor need execute a supplemental indenture with respect to clause (7) below) and the trustee may amend or supplement the indenture or the notes:
(1) to cure any ambiguity, mistake, defect or inconsistency;
(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Molina’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Molina's or such Guarantor's assets, as applicable;
(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;
(5) to provide for or confirm the issuance of additional notes otherwise permitted to be incurred by the indenture;
(6) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(7) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes;
(8) to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;
(9) to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of notes as additional security for the payment and performance of Molina’s or a Guarantor’s obligations;
(10) to comply with the rules of any applicable securities depositary;
(11) to release a Guarantor from its Note Guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture; or
(12) to conform the text of the indenture, the notes or the Note Guarantees to any provision of this description to the extent that such provision in this description was intended to be a substantially verbatim recitation of a provision of the indenture, the notes or the Note Guarantees.
The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the indenture becomes effective, Molina is required to deliver to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.
Satisfaction and Discharge
The indenture (including the Note Guarantees) will be discharged and will cease to be of further effect as to all notes issued thereunder (except for the trustee’s rights to compensation and indemnity under the indenture, which shall survive), when:
(1) either:
(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Molina, have been delivered to the trustee for cancellation; or
(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year, and Molina or any Subsidiary of Molina has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than resulting from the borrowing of funds to be applied to make such deposit and the grant of any Liens securing such borrowing) to which Molina or any Subsidiary of Molina is a party or by which Molina or any Subsidiary of Molina is bound;
(3) Molina or any Subsidiary of Molina has paid or caused to be paid all sums payable by Molina under the indenture; and

(4) Molina has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.
In addition, Molina must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the trustee becomes a creditor of Molina or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as defined in the indenture, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.
The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, cost, liability or expense.
Governing Law
The laws of the State of New York will govern the indenture and will govern the notes without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
"Acquired Debt" means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
"Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.
"Applicable Premium" means, with respect to any note on any redemption date, the greater of:
(1) 1.0% of the then outstanding principal amount of the note; or
(2) the excess of:
(a) the present value at such redemption date of (i) the principal amount at maturity of the note being redeemed plus (ii) all required interest payments due on the note through August 15, 2022 (three months prior to the maturity of the notes) (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b) the then outstanding principal amount of the note.
Molina will calculate or cause the Applicable Premium to be calculated. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

"Asset Sale" means the sale, lease, transfer, conveyance or other disposition of any assets or rights (including the issuance or sale of Equity Interests of any Restricted Subsidiary of Molina), other than sales, leases, transfers, conveyances or other dispositions of products, services, accounts receivable or inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Molina and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions described under the caption "Repurchase at the Option of Holders—Asset Sales".
Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than the greater of (a) $50.0 million and (b) 1.0% of Consolidated Total Assets;
(2) a sale, lease, transfer, conveyance or other disposition of assets between or among Molina and its Restricted Subsidiaries;
(3) an issuance of Equity Interests by a Restricted Subsidiary to Molina or to another Restricted Subsidiary;
(4) a sale, lease, transfer, conveyance or other disposition effected in compliance with the provisions described under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets";
(5) a Restricted Payment or Permitted Investment that does not violate the covenant described above under the caption "Certain Covenants—Restricted Payments";
(6) the disposition of Equity Interests in Permitted Joint Ventures;
(7) a transfer of property or assets that are obsolete, damaged or worn out equipment and that are no longer useful in the conduct of Molina or its Subsidiaries’ business and that is disposed of in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Molina, no longer economically practicable to maintain or useful in the conduct of the business of Molina and its Restricted Subsidiaries taken as a whole);
(8) a Sale/Leaseback Transaction entered into within 180 days after the acquisition of the property to which such Sale/Leaseback Transaction relates, provided that at least 75% of the consideration paid to Molina or the Restricted Subsidiary for such Sale/Leaseback Transaction consists of cash received at closing;
(9) any Asset Swap;
(10) the unwinding of any Hedging Obligations;
(11) the termination, surrender or sublease of leases (as lessee), licenses (as licensee), subleases (as sublessee) and sublicenses (as sublicensee) in the ordinary course of business;
(12) the sale or other disposition of cash or Cash Equivalents;
(13) transfers, conveyances or other dispositions of any real property resulting from any condemnation or eminent domain;
(14) the settlement or write-off of accounts receivable in the ordinary course of business;
(15) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(16) the granting of Liens not prohibited by the covenant described above under the caption "Certain Covenants—Liens"; and
(17) the lease, sublease or license or sublicense in the ordinary course of business of real or personal property, including patents, trademarks and other intellectual property rights that do not materially interfere with the business of Molina or any of its Restricted Subsidiaries (as determined in good faith by an officer of Molina).
"Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any properties or assets or interests used or useful in a Permitted Business between Molina or any of its Restricted Subsidiaries and another Person; provided, that any cash received from such purchase and sale or exchange must be applied in accordance with "Repurchase at the Option of Holders—Asset Sales".

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.
"Board of Directors" means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3) with respect to a limited liability company, the managing member or members or any controlling committee or managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the date of the indenture. In the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, only those leases that would result or would have resulted in Capital Lease Obligations on the date of the indenture (assuming for purposes hereof that they were in existence on the date of the indenture) shall be considered Capital Lease Obligations and all calculations and deliverables under the indenture shall be made in accordance therewith.
"Capital Stock" means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
"Cash Equivalents" means:
(1) United States dollars;
(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 24 months from the date of acquisition;
(3) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;
(4) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper rated at least A-1 by S&P or at least P-1 by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 12 months after the date of acquisition;
(6) readily marketable direct obligations issued by any state of the United States or any political subdivision with a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition;

(7) Indebtedness issued by Persons with a rating of A or higher from S&P or A-2 or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding 24 months from the date of acquisition; and
(8) money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.
"Change of Control" means the occurrence of any of the following:
(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Molina and its Restricted Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);
(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Molina, measured by voting power rather than number of shares; or
(3) the approval by the holders of Capital Stock of Molina of any plan or proposal for the liquidation or dissolution of Molina (whether or not otherwise in compliance with the provisions of the indenture).
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) Molina becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Molina’s Voting Stock immediately prior to that transaction.
"Consolidated Adjusted EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1) provision for taxes or assessments based on income (and excluding, for the avoidance of doubt, any amounts under the line item "premium tax expenses" but including, for the avoidance of doubt, income taxes based on reimbursement amounts attributable to the Health Insurer Fee), plus franchise or similar taxes, of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2) Consolidated Interest Expense, plus amounts excluded from Consolidated Interest Expense pursuant to clause (1) of the definition thereof, to the extent such expense was deducted in computing Consolidated Net Income; plus
(3) any fees, expenses or charges related to any Equity Offering, Permitted Investment, Hedging Obligation, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses and charges relating to the offering of the notes (and the use of proceeds thereof), in each case, to the extent that such fees, expenses or charges were deducted in computing Consolidated Net Income; plus
(4) depreciation, depletion, amortization and write-downs of goodwill and other non-cash charges or expenses (excluding any cash payment made during the period with respect to any non-cash charge in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, write-downs of goodwill and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(5) non-cash charges associated with stock-based compensation expenses pursuant to the financial reporting guidance of the Financial Accounting Standards Board concerning stock-based compensation as in effect from time to time, to the extent such charges or expenses were deducted in computing Consolidated Net Income; plus
(6) any extraordinary, non-recurring or unusual items (excluding any cash payment made during the period with respect to any extraordinary, non-recurring or unusual item in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such extraordinary, non-recurring or unusual items were deducted in computing such Consolidated Net Income; minus
(7) non-cash gains and all non-cash items of income increasing such Consolidated Net Income for such period (provided that, to the extent previously subtracted from Consolidated Adjusted EBITDA for the purposes of the indenture, any cash payment received during such period in respect of any non-cash gains or non-cash items of income in a prior period shall be added in computing Consolidated Adjusted EBITDA during the period in which such cash payment is received), in each case, on a consolidated basis and determined in accordance with GAAP.

"Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:
(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount and bond premium, the interest component of Capital Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if interest rate Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any financing fees); plus
(2) consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; minus
(3) interest income for such period; minus
(4) any amortization of deferred charges resulting from the application of Accounting Principles Board Opinion No. APB 14-1-Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement).
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Molina to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.
"Consolidated Net Income" means, with respect to any Person for any period, the consolidated Net Income of such Person and its Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(1) any Net Income (loss) of any Person if such Person is not a Restricted Subsidiary except that subject to the limitations contained in clauses (2), (3) and (4) below, Molina’s equity in the Net Income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Molina or a Restricted Subsidiary as a dividend or other distribution;
(2) solely for the purposes of determining the amount available for Restricted Payments under clause 4(c) of the first paragraph of "—Certain Covenants—Restricted Payments", the net income of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(3) Net Income or loss of any Person for any period prior to the acquisition of such Person by Molina or a Restricted Subsidiary, or the Net Income or loss of any Person who succeeds to the obligations of Molina under the indenture for any period prior to such succession;
(4) the cumulative effect of a change in accounting principles;
(5) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations;
(6) the net after-tax effect of any extraordinary, non-recurring or unusual items;
(7) any after tax gains (losses) attributable to sales of assets out of the ordinary course of business or the write-up of assets;
(8) any fees, expenses or charges related to any Equity Offering, Permitted Investment, Hedging Obligation, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses and charges relating to the offering of the notes (and the use of proceeds thereof); and
(9) any non-cash compensation charge or expense realized for the grant of stock appreciation or similar rights, stock options or other rights to officers, directors and employees.
"Consolidated Total Assets" means, as of the date of any determination thereof, total assets of Molina and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
"Credit Agreement" means that certain Credit Agreement, dated as of June 12, 2015, by and among Molina, the other loan parties party thereto, the lenders party thereto and SunTrust Bank, as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
"Credit Facilities" means one or more debt facilities or agreements (including, without limitation, the Credit Agreement), note purchase agreements, indentures or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and by means of sales of debt securities to institutional investors) in whole or in part from time to time under the same or any other agent, lender or group of lenders, underwriter or group of underwriters and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by the "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant above.
"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
"Designated HMO Subsidiary" means a Subsidiary of Molina designated or intended to be an HMO subject to obtaining the required licenses and certificates of authority necessary to operate as an HMO; provided that such Subsidiary is pursuing obtaining such required licenses and certificates of authority in a commercially reasonable manner in good faith.
"Designated Insurance Subsidiary" means a Subsidiary of Molina designated or intended to be doing business (or required to qualify or to be licensed) under the Insurance Regulations subject to obtaining the required licenses and certificates of authority necessary to operate as a Person doing business (or required to qualify or to be licensed) under the Insurance Regulations; provided that such Subsidiary is pursuing obtaining such required licenses and certificates of authority in a commercially reasonable manner in good faith.
"Designated Non-cash Consideration" means any non-cash consideration received by Molina or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by the principal financial or accounting officer of Molina or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.
"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable at the option of the holder thereof or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Molina or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Molina in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Molina to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Molina may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "Certain Covenants—Restricted Payments".
"dollars" and the sign "$" mean the lawful money of the United States of America.
"Domestic Subsidiary" means any Restricted Subsidiary of Molina that was formed under the laws of the United States or any state of the United States or the District of Columbia.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
"Equity Offering" means any private or public sale of Capital Stock (other than Disqualified Stock of Molina.
"Existing Indebtedness" means Indebtedness existing on the date of the indenture (other than Indebtedness under the indenture governing the notes and the Credit Agreement).
"Fair Market Value" means, with respect to any Asset Sale or Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of Molina.
"Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1) Investments, dispositions and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period; and
(2) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Molina and such pro forma calculations may include operating expense reductions, cost- savings and synergies for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead; provided that, in each case, such adjustments are set forth in an officer’s certificate signed by Molina’s principal financial or accounting officer which states (i) the amount of such adjustment or adjustments, (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith belief of the officer executing such officer’s certificate at the time of such execution, (iii) that any related incurrence of Indebtedness is permitted pursuant to the indenture and (iv) any such adjustments made for operating expense reductions, cost-savings and synergies shall not increase Consolidated Adjusted EBITDA by more than 10% of Consolidated Adjusted EBITDA for any period as calculated before giving effect to any such adjustments. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).
Interest on a Capital Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of Molina to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Molina may designate.

"Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:
(1) Consolidated Interest Expense of such Person for such period; plus
(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of such Person and its Restricted Subsidiaries for such period.
"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as in effect from time to time.
"Government Securities" means securities that are:
(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or a member of the European Union, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
"Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
"Guarantor" means any Subsidiary that executes a Note Guarantee in accordance with the provisions of the indenture and its successors and assigns.
"Hedging Obligations" means, with respect to Molina or any of its Restricted Subsidiaries, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other arrangements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
"HMO" means any health maintenance organization or managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable law (including HMO Regulations).
"HMO Business" means the business of operating an HMO or other similar regulated entity or business.
"HMO Regulations" means all laws, rules, regulations, directives and administrative orders applicable under Federal or state law to any HMO Subsidiary, including Part 422 of Chapter IV of Title 42 of the Code of Federal Regulations and Subchapter XI of Title 42 of the United States Code Annotated (and any regulations, orders and directives promulgated or issued pursuant thereto, including Part 417 of Chapter IV of Title 42 of the Code of Federal Regulations).
"HMO Subsidiary" means Molina Healthcare of California, Molina Healthcare of Florida, Inc., Molina Healthcare of Illinois, Inc., Molina Healthcare of Michigan, Inc., Molina Healthcare of New Mexico, Inc., Molina Healthcare of Ohio, Inc., Molina Healthcare of Puerto Rico, Inc., Molina Healthcare of South Carolina, LLC, Molina Healthcare of Texas, Inc., Molina Healthcare of Utah, Inc., Molina Healthcare of Virginia, Inc., Molina Healthcare of Washington, Inc., Molina Healthcare of Wisconsin, Inc. and any other existing or future U.S. Subsidiary that shall become capitalized or licensed as an HMO, shall conduct HMO Business or shall provide managed care services.
"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof), but excluding letters of credit, surety bonds and performance bonds entered into in the ordinary course of business to the extent such letters of credit, surety bonds and performance bonds are not drawn upon or are cash collateralized;
(3) the principal component in respect of banker’s acceptances;
(4) representing Capital Lease Obligations;
(5) representing the balance deferred and unpaid of the purchase price of any property, except (a) any such balance that constitutes an accrued expense or Trade Payable or (b) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
(6) representing the net termination value of any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
Notwithstanding the foregoing, Indebtedness shall be deemed to exclude (a) contingent obligations incurred in the ordinary course of business (not in respect of borrowed money); (b) deferred or prepaid revenues or marketing fees; (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; and (d) obligations to make payments in respect of funds held under escrow arrangements in the ordinary course of business.
Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under the indenture.
"Insurance Regulations" means all laws, rules, regulations, directives and administrative orders applicable under Federal or state law to any Insurance Subsidiary.
"Insurance Subsidiary" means any Subsidiary that is engaged in the insurance business and that is regulated by the relevant governmental authority.
"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, in each case, with a stable or better outlook.
"Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, security deposits and advances to customers or suppliers, and commission, travel and similar advances, fees and compensation paid to officers, directors, independent contractors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Molina or any Subsidiary of Molina sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Molina such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Molina, Molina will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants—Restricted Payments". The acquisition by

Molina or any Subsidiary of Molina of a Person that holds an Investment in a third Person will be deemed to be an Investment by Molina or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants—Restricted Payments". Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
"Issue Date" means November 10, 2015.
"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or an option or an agreement to sell be deemed to constitute a Lien.
"Moody's" means Moody’s Investors Service, Inc. or any successor to the ratings agency business thereof.
"Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any asset sales other than in the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness or Hedging Obligations or other derivative instruments of such Person or any of its Restricted Subsidiaries; and
(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
"Net Proceeds" means the aggregate cash or Cash Equivalents received by Molina or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to Molina or its Restricted Subsidiaries from such escrow agreement, as the case may be.
"Non-Recourse Debt" means Indebtedness:
(1) as to which neither Molina nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and
(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Molina or any of its Restricted Subsidiaries, in each case other than with respect the pledge of Equity Interests of any obligor securing such Indebtedness.
"Note Guarantee" means a Guarantee by each Guarantor of Molina’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.
"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
"Permitted Business" means the lines of business conducted by Molina and its Restricted Subsidiaries on the date hereof and any other health care business related, ancillary or complementary (including any reasonable extension, development or expansion) to any such business.

"Permitted Investments" means:
(1) any Investment in Molina or a Restricted Subsidiary of Molina;
(2) any Investment in Cash Equivalents;
(3) any Investment by Molina or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:
(a)     such Person becomes a Restricted Subsidiary of Molina; or
(b)     such Person is, in one transaction or a series of related transactions, merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Molina or a Subsidiary of Molina;
(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;
(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Molina; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c)(II) of the first paragraph of the covenant described under the caption "Certain Covenants—Restricted Payments";
(6) any Investments received in compromise or resolution of (A) obligations of trade creditors, health care providers or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, health care provider or customer or (B) litigation, arbitration or other disputes;
(7) Hedging Obligations;
(8) Investments the payment for which is Capital Stock (other than Disqualified Stock) of Molina; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c)(II) of the first paragraph of the covenant described under the caption "Certain Covenants—Restricted Payments";
(9) Investments in prepaid expenses, negotiable instruments held for collection, utility and workers' compensation, performance and similar deposits made in the ordinary course of business;
(10) loans and advances to directors, officers and employees of Molina or any of its Restricted Subsidiaries in an aggregate amount for all such loans and advances not to exceed $10.0 million at any time outstanding;
(11) any Investments existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investments consisting of an extension, modification or renewal of any Investments existing on, or made pursuant to a binding commitment existing on, the date of the indenture;
(12) Investments acquired after the date of the indenture as a result of the acquisition by Molina or any Restricted Subsidiary of another Person, by way of a merger, amalgamation or consolidation with or into Molina or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13) loans and advances to directors, officers and employees of Molina or any of its Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;
(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with another Person or Persons;
(15) Guarantees issued in accordance with the covenants described under the caption "Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" and "Certain Covenants—Limitation on Issuances of Guarantees of Indebtedness";

(16) Investments consisting of purchases and acquisitions of inventory, supplies, materials, services and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
(17) Guarantees by Molina or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations), trademarks, licenses, purchase agreements or of other obligations that do not constitute Indebtedness, in each case entered into by Molina or any Restricted Subsidiary in the ordinary course of business;
(18) Investments in Permitted Joint Ventures in an amount not to exceed at any one time outstanding 5.0% of Consolidated Total Assets;
(19) deposits in the ordinary course of business to secure the performance of leases;
(20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed the greater of (a) $200.0 million and (b) 3.50% of Consolidated Total Assets;
(21) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit, in each case in the ordinary course of business;
(22) receivables owing to Molina or any of its Restricted Subsidiaries in connection with deferred premium obligations or endorsements for collection or deposit, in each case created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;
(23) Investments consisting of, or made pursuant to, capital support or other similar keep-well agreements, or Guarantees thereof, Guaranteed by Molina or any Restricted Subsidiary of Molina that constitute insurance contracts, or Guarantees of insurance products written by, or the performance of, any Restricted Subsidiary, in each case in the ordinary course of business consistent with business practices in effect on the date of the indenture;
(24) Investments in any HMO Subsidiary or any Insurance Subsidiary (other than any Designated HMO Subsidiary or any Designated Insurance Subsidiary) in an aggregate amount reasonably necessary to ensure that such HMO Subsidiary or Insurance Subsidiary maintains the minimum Statutory Net Worth threshold required pursuant to applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency; and
(25) Investments in any Designated HMO Subsidiary or any Designated Insurance Subsidiary in an aggregate amount necessary to ensure that such HMO Subsidiary or Insurance Subsidiary maintains the minimum amount of capital as required pursuant to applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency; provided that such investments may not be made at any time after the occurrence and during the continuance of an Event of Default.
"Permitted Joint Venture" means any joint venture that Molina or any of its Restricted Subsidiaries is a party to that is engaged in a Permitted Business.
"Permitted Liens" means:
(1) Liens in favor of Molina or the Restricted Subsidiaries;
(2) Liens on assets of Molina or any of its Restricted Subsidiaries securing Indebtedness and other Obligations that were permitted by the terms of the indenture to be incurred pursuant to clause (1) of the second paragraph under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and/or securing Hedging Obligations related thereto;
(3) Liens on any property or assets existing at the time of acquisition thereof by Molina or any Restricted Subsidiary of Molina or on the property or assets of a Person existing at the time such Person becomes a Restricted Subsidiary of Molina or is merged with or into or consolidated with Molina or any Restricted Subsidiary of Molina; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any other property or assets of Molina or any Restricted Subsidiary of Molina;
(4) Liens for taxes, assessments or other governmental charges or claims not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, tenders, bids, trade contracts, leases, government contracts, performance bonds, landlords, carriers, warehousemen, mechanics and materialmen Liens and other similar Liens imposed by law, Liens in the form of deposits or pledges incurred in connection with workers’ compensation, unemployment compensation and other types of social security and/or other obligations of a like nature incurred in the ordinary course of business;
(6) Liens existing on the date of the indenture;
(7) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the ordinary course of business of such Person;
(8) Liens created for the benefit of (or to secure) the notes (or any Note Guarantees);
(9) Liens arising from Uniform Commercial Code financing statement filings regarding leases entered into by Molina or any of its Restricted Subsidiaries in the ordinary course of business;
(10) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured as permitted by the indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien;
(11) Liens securing Hedging Obligations of Molina or any of its Restricted Subsidiaries, which transactions or obligations are incurred for bona fide hedging purposes (and not for speculative purposes) of Molina or its Restricted Subsidiaries;
(12) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) under the second paragraph under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that any such Lien (a) covers only the assets acquired, leased, designed, installed, constructed or improved with such Indebtedness and (b) is created within 270 days of such acquisition, lease, design, installation, construction or improvement;
(13) Liens securing Indebtedness permitted by clause (16) of the second paragraph under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";
(14) Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;
(15) other Liens incurred in the ordinary course of business of Molina or any of its Restricted Subsidiaries with respect to Indebtedness other than in respect of borrowed money in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed the greater of (a) $275.0 million and (b) 5.0% of Consolidated Total Assets at any one time outstanding;
(16) Liens securing judgments, decrees or attachments (or appeal or other surety bonds relating to such judgments), provided that no such judgment constitutes an Event of Default under paragraph (8) under the caption "Event of Default" or Liens securing appeal or surety bonds related thereto;
(17) licenses, leases or subleases and other intellectual property rights granted to others not interfering in any material respect with the business of Molina or any Restricted Subsidiary of Molina;
(18) Liens in the nature of normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(19) Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(20) Liens of sellers of goods to Molina or any Restricted Subsidiary of Molina arising under Article 2 of the UCC in effect in the relevant jurisdiction or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(21) Liens in the nature of municipal ordinances, zoning, entitlement, land use and environmental regulation;

(22) Liens solely on any cash earnest money deposits made by Molina or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(24) Liens on assets of Molina or any of its Restricted Subsidiaries securing Indebtedness; provided that at the time of incurrence of such Indebtedness and Liens and after giving pro forma effect thereto, the Secured Debt Ratio would be no greater than 2.00 to 1.0.
"Permitted Refinancing Indebtedness" means any Indebtedness of Molina or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of Molina or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums (including tender premiums) and defeasance costs, incurred in connection therewith);
(2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;
(3) if Subordinated Obligations are being extended, refinanced, renewed, replaced, defeased, discharged or refunded, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Subordinated Obligations being extended, refinanced, renewed, replaced, defeased, discharged or refunded; and
(4) such Indebtedness is incurred either by Molina or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.
"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
"Qualified  Cash" means cash and Cash Equivalents of Molina and the Guarantors (a) in excess of $50.0 million and (b) that does not appear or would not be required to appear as "restricted" on a consolidated balance sheet of Molina.
"Registration Rights Agreement" means that certain registration rights agreement related to the Notes dated the Issue Date by and among Molina, the Guarantors party thereto and SunTrust Robinson Humphrey, Inc., as representative of the initial purchasers.
"Restricted Investment" means an Investment other than a Permitted Investment.
"Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
"S&P" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc., or any successor to the ratings agency business thereof.
"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Molina or a Restricted Subsidiary thereof transfers such property to a Person and Molina or a Restricted Subsidiary leases it from such Person.
"SAP" means, with respect to each HMO Subsidiary (other than a Designated HMO Subsidiary), the statutory accounting principles and procedures prescribed or permitted by applicable HMO Regulations for such HMO Subsidiary, applied on a consistent basis, as interpreted by the state in which the applicable HMO Subsidiary operates and (ii) with respect to each Insurance Subsidiary (other than a Designated Insurance Subsidiary), the statutory accounting principles and procedures prescribed or permitted by applicable Insurance Regulations for such Insurance Subsidiary, applied on a consistent basis, as interpreted by the state in which the applicable Insurance Subsidiary operates.
"SEC" means the Securities and Exchange Commission.

"Secured Debt" means all Indebtedness secured by Liens of Molina and its Restricted Subsidiaries, determined on a consolidated basis.
"Secured Debt Ratio" as of the date of any event for which a calculation is required (the "date of determination") means the ratio of (a) the aggregate amount of Secured Debt as of the date of determination to (b) the Consolidated Adjusted EBITDA of Molina for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."
"Senior Debt" means:
(1) all Indebtedness of Molina or any Guarantor outstanding under Credit Facilities, and all Hedging Obligations and all banking service, treasury management and other similar Obligations with respect thereto;
(2) any other Indebtedness of Molina or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Note Guarantee; and
(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).
Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:
(1) any liability for federal, state, local or other taxes owed or owing by Molina;
(2) any Indebtedness of Molina or any of its Subsidiaries to Molina or any of its Subsidiaries or other Affiliates;
(3) any Trade Payables; or
(4) the portion of any Indebtedness that is incurred in violation of the indenture.
"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the indenture.
"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
"Statutory Net Worth" means, with respect to any HMO Subsidiary or any Insurance Subsidiary (other than a Designated HMO Subsidiary or a Designated Insurance Subsidiary), as of the end of any fiscal year, the difference between (a) total admitted assets and (b) total liabilities, in each case as calculated according to the applicable state’s interpretation of SAP in the applicable jurisdiction as most recently reported to the applicable jurisdiction for such fiscal year.
"Subordinated Obligations" means any Indebtedness of Molina (whether outstanding on the date of the indenture or thereafter incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.
"Subsidiary" means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
"Total Net Debt" means all Indebtedness (net of up to $250.0 million of Qualified Cash) of Molina and its Restricted Subsidiaries, determined on a consolidated basis, after eliminating all intercompany items, excluding Indebtedness under letters of credit to the extent such letters of credit are cash collateralized.

"Total Net Debt Ratio" as of the date of any event for which a calculation is required (the "date of determination") means the ratio of (a) the aggregate amount of Total Net Debt as of the date of determination to (b) the Consolidated Adjusted EBITDA of Molina for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio".
"Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.
"Treasury Rate" means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to August 15, 2022 (three months prior to the maturity of the notes); provided, however, that if the period from the redemption date to August 15, 2022 (three months prior to the maturity of the notes) is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to August 15, 2022 (three months prior to the maturity of the notes) is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
"Unrestricted Subsidiary" means as of the Issue Date, any Subsidiary of Molina (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) except as permitted by the covenant described above under the caption "Certain Covenants—Transactions with Affiliates", is not party to any agreement, contract, arrangement or understanding with Molina or any Restricted Subsidiary of Molina unless the terms of any such agreement, contract, arrangement or understanding are not less favorable in any material respect to Molina or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Molina;
(3) is a Person with respect to which neither Molina nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Molina or any of its Restricted Subsidiaries.
Any Subsidiary of a Subsidiary of Molina designated by the Board of Directors of Molina as an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.
"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding principal amount of such Indebtedness.

EXCHANGE OFFER AND REGISTRATION RIGHTS AGREEMENT
We entered into a registration rights agreement with certain initial purchasers on November 10, 2015, wherein we agreed for the benefit of the holders of the original notes to use our commercially reasonable efforts to file with the Commission, and cause to become effective, a registration statement relating to an offer to exchange the original notes for notes registered with the Commission with terms substantially identical in all material respects to the original notes. We filed the registration statement of which this prospectus is a part to meet our obligations under the registration rights agreement. For details regarding the exchange offer, see "The Exchange Offer".
If (1) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, we are not permitted to effect this exchange offer, (2) this exchange offer is not consummated within 300 days from November 10, 2015, the issue date of the original notes (the "Original Issue Date"), (3) in certain circumstances, certain holders of unregistered exchange notes so request, or (4) in the case of any holder that participates in this exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of Molina within the meaning of the Securities Act), then, in each case, we will (x) promptly deliver to the holders and the trustee written notice thereof and (y) at our sole expense, as promptly as practicable, file a shelf registration statement covering resales of the notes (the "Shelf Registration Statement"), and use our commercially reasonable efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Original Issue Date or such time as all of the applicable notes have been sold thereunder. We will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).
If we fail to meet the targets listed above, then additional interest ("Additional Interest") will become payable in respect of the original notes as follows:

(1)
if (A) the registration statement of which this prospectus is a part is not declared effective by the Commission on or prior to 270 days after the Original Issue Date or a Shelf Registration Statement is not declared effective by the Commission on or prior to 270 days after the Original Issue Date or (B) notwithstanding that we have consummated or will consummate this exchange offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to later of (x) 270 days after the Original Issue Date and (y) the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the original notes at a rate of 0.25% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period; or

(2)
if (A) we have not exchanged exchange notes for all original notes validly tendered in accordance with the terms of this exchange offer on or prior to the 300th day after the Original Issue Date or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Original Issue Date (other than after such time as all original notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the original notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the day after such required exchange, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period;

provided, however, that the Additional Interest rate on the original notes may not accrue under more than one of the foregoing clauses (a)-(b) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the effectiveness of the registration statement of which this prospectus is a part or a Shelf Registration Statement (in the case of clause (a) above), or (2) upon the exchange of exchange notes for all original notes tendered (in the case of clause (b)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (b)(B) above), Additional Interest on the original notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.
Any amounts of Additional Interest due pursuant to clause (a) or (b) above will be payable in cash on the same original interest payment dates as the original notes.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreement, incorporated herein by reference, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS
The following summary of certain terms of our indebtedness does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the agreements relating to such indebtedness.
Revolving Credit Facility
In June 2015, we entered into an unsecured $250 million revolving credit facility which we use to finance working capital needs, acquisitions, capital expenditures, and other general corporate activities (the revolving credit facility). The revolving credit facility has a term of five years and all amounts outstanding will be due and payable on June 12, 2020. Subject to obtaining commitments from existing or new lenders and satisfaction of other specified conditions, we may increase the revolving credit facility to up to $350 million. As of June 30, 2016, outstanding letters of credit amounting to $6 million reduced borrowing availability under the revolving credit facility to $244 million, and no amounts were outstanding under the revolving credit facility.
Borrowings under the revolving credit facility bear interest based, at our election, on a base rate or an adjusted London Interbank Offered Rate (LIBOR), plus in each case the applicable margin. In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the revolving credit facility, we are required to pay a quarterly commitment fee.
Although the revolving credit facility is not secured by any of our assets, as of June 30, 2016, eighteen of our wholly owned subsidiaries had jointly and severally guaranteed our obligations under the revolving credit facility.
The revolving credit facility contains customary non-financial and financial covenants, including a minimum fixed charge coverage ratio, a maximum net debt-to-EBITDA ratio and minimum statutory net worth. At June 30, 2016, we were in compliance with all financial covenants under the revolving credit facility.
1.125% Notes
In February 2013, we issued $550 million aggregate principal amount of the 1.125% Notes, which mature on January 15, 2020, unless earlier repurchased or converted. Interest on the 1.125% Notes is payable semiannually in arrears on January 15 and July 15 of each year.
The 1.125% Notes are senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the 1.125% Notes; equal in right of payment to any of our unsecured indebtedness that is not subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries.
The 1.125% Notes are convertible only into cash, and not into shares of our common stock or any other securities. The initial conversion rate for the 1.125% Notes is 24.5277 shares of our common stock per $1,000 principal amount of the 1.125% Notes. This represents an initial conversion price of approximately $40.77 per share of our common stock. Upon conversion, in lieu of receiving shares of our common stock, a holder will receive an amount in cash, per $1,000 principal amount of 1.125% Notes, equal to the settlement amount, determined in the manner set forth in the indenture. We may not redeem the 1.125% Notes prior to the maturity date.

Holders may convert their 1.125% Notes only under the following circumstances:

•
during any calendar quarter (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•
during the five business day period immediately after any five consecutive trading day period (the measurement period) in which the trading price per $1,000 principal amount of 1.125% Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

•	upon the occurrence of specified corporate events; or

•	at any time on or after July 15, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date.
The 1.125% Notes did not meet the stock price trigger in the quarter ended June 30, 2016, therefore the 1.125% Notes were not convertible, and the outstanding principal amount of the 1.125% Notes was $550 million.
1.625% Notes
In September 2014, we issued $301.6 million aggregate principal amount of the 1.625% Notes, which mature on August 15, 2044, unless earlier repurchased, redeemed or converted. Combined with the 1.625% Notes issued in connection with the separate, privately negotiated, exchange agreements (the 3.75% Exchange) with certain holders of our then-outstanding 3.75% convertible senior notes due 2014, the aggregate principal amount of 1.625% Notes issued was $302 million.
Interest on the 1.625% Notes is payable semiannually in arrears on February 15 and August 15. In addition, beginning with the semiannual interest period commencing immediately following the interest payment date on August 15, 2018, contingent interest will accrue on the 1.625% Notes during any semiannual interest period in which certain conditions or events occur, or under certain events of default. For example, additional interest of 0.25% per year will be payable on the 1.625% Notes for any semiannual interest period for which the principal amount of 1.625% Notes outstanding is less than $100 million.
The 1.625% Notes are senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the 1.625% Notes; equal in right of payment to any of our unsecured indebtedness that is not subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries.
The initial conversion rate for the 1.625% Notes is 17.2157 shares of our common stock per $1,000 principal amount of the 1.625% Notes. This represents an initial conversion price of approximately $58.09 per share of our common stock. Upon conversion, we will pay cash and, if applicable, deliver shares of our common stock to the converting holder in an amount per $1,000 principal amount of 1.625% Notes equal to the settlement amount (as defined in the related indenture).

Holders may convert their 1.625% Notes only under the following circumstances:

•
during any calendar quarter (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•
during the five business day period after any five consecutive trading day period (the measurement period) in which the trading price per $1,000 principal amount of 1.625% Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

•	upon the occurrence of specified corporate events;

•	if we call any 1.625% Notes for redemption, at any time until the close of business on the business day immediately preceding the redemption date;

•	during the period from, and including, May 15, 2018 to the close of business on the business day immediately preceding August 19, 2018; or

•
at any time on or after February 15, 2044 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their 1.625% Notes, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

As of June 30, 2016, the 1.625% Notes were not convertible.
We may not redeem the 1.625% Notes prior to August 19, 2018. On or after August 19, 2018, we may redeem for cash all or part of the 1.625% Notes, except for the 1.625% Notes we are required to repurchase in connection with a fundamental change or on any specified repurchase date. The redemption price for the 1.625% Notes will equal 100% of the principal amount of the 1.625% Notes being redeemed, plus accrued and unpaid interest. In addition, holders of the 1.625% Notes may require us to repurchase some or all of the 1.625% Notes for cash on August 19, 2018, August 19, 2024, August 19, 2029, August 19, 2034 and August 19, 2039, in each case, at a specified price equal to 100% of the principal amount of the 1.625% Notes to be repurchased, plus accrued and unpaid interest.
At June 30, 2016, the outstanding principal amount of the 1.625% Notes was $302 million.
Lease Financing Obligations
In 2013, we entered into a sale-leaseback transaction for the Molina Center located in Long Beach, California, and our Ohio health plan office building located in Columbus, Ohio. Due to our continuing involvement with these leased properties, the sale did not qualify for sales recognition and we remain the "accounting owner" of the properties. Also in 2013, we entered into a lease for office space consisting of two additional office buildings in Long Beach, California. We are the accounting owner of the buildings due to our continuing involvement with the properties. These leased properties continue to be included in our consolidated balance sheets, and also continue to be depreciated over their remaining useful lives.
As of both June 30, 2016, and December 31, 2015, the aggregate amount recorded to lease financing obligations, including the current portion, amounted to $40 million. The lease financing obligations are amortized over the lease terms such that there will be no gain or loss recorded if the leases are not extended at the end of their terms. Payments under the leases adjust the lease financing obligations, and the imputed interest is recorded to interest expense in our consolidated statements of income. Such interest expense amounted to $8 million and $17 million for the six months ended June 30, 2016, and year ended December 31, 2015, respectively.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
The exchange notes will be represented by permanent global notes in definitive, fully registered, book-entry form (each, a "global security") which will be registered in the name of a nominee of DTC and deposited on behalf of beneficial owners of the exchange notes represented thereby with the trustee as custodian for DTC for credit to the respective accounts of the beneficial owners (or to such other accounts as they may direct) at DTC.
You may hold your beneficial interests in a global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC (called "participants").
Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.
Payment of principal of, premium (if any) and interest on the exchange notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. We expect that upon receipt of any payment of principal of or interest on any global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. We expect that payments by participants or indirect participants to owners of beneficial interests in a global security held through such participants or indirect participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants or indirect participants.
Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security for any exchange notes or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a global security owning through such participants.
A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.
Any global security that is exchangeable for certificated notes pursuant to one of the provisions set forth above will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated notes:

•	certificated notes will be issued only in fully registered form in minimum denominations of $2,000 or integral multiples of $1,000 in excess of $2,000,

•
payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at our office or agency maintained for such purposes, and

•
no service charge will be made for any registration of transfer or exchange of the certificated notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such global security for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that DTC is:
•a limited-purpose trust company organized under the laws of the State of New York,
•a member of the Federal Reserve System,
•a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and
•a "clearing agency" registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
        This section is a discussion of certain U.S. federal income tax considerations relating to the exchange offer. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the exchange offer. This summary generally applies only to beneficial owners of the notes that hold the notes as "capital assets" (generally, for investment), and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or a U.S. holder (as defined below) whose "functional currency" is not the U.S. dollar). Also, it is not intended to address all categories of investors, some of which may be subject to special rules (such as partnerships or other pass-through entities (or investors in such entities), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, former citizens or residents of the United States, persons holding notes as part of a hedging or conversion transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable non-U.S., state or local laws.
        INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL TAX LAWS, AND TAX TREATIES.
        As used herein, the term "U.S. holder" means a beneficial owner of the notes that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A "non-U.S. holder" is a beneficial owner of the notes that is an individual, corporation, estate or trust and is not a U.S. holder. If any partnership or other entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of the exchange offer, and of purchasing, owning and disposing of the exchange notes.
        The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, a holder should have the same tax basis and holding period in the exchange notes as the holder had in the original notes immediately before the exchange.

PLAN OF DISTRIBUTION
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
We have agreed to pay all expenses incident to this exchange offer, excluding underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, related to the sale or disposition of notes by a holder, and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act in connection with the exchange offer.
Each broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus, as amended or supplemented, untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in this prospectus, as amended or supplemented, not misleading, which notice we agree to deliver promptly to such broker-dealer, such broker-dealer will suspend use of this prospectus, as amended or supplemented, until we have notified such broker-dealer that delivery of this prospectus may resume and have furnished copies of any amendment or supplement to this prospectus to the broker-dealer.

LEGAL MATTERS
Certain legal matters in connection with the exchange offer and exchange notes will be passed upon for us by Boutin Jones Inc., Sacramento, California. Certain matters under Illinois and Virginia law will be passed upon by Sheppard, Mullin, Richter & Hampton LLP, District of Columbia. Certain matters under Arizona and Florida law will be passed upon by Dickinson Wright PLLC, Phoenix, Arizona and Ft. Lauderdale, Florida. Certain matters under Pennsylvania law will be passed upon by Cozen O'Connor, Philadelphia, Pennsylvania. Certain matters under Maine law will be passed upon by Bernstein, Shur, Sawyer & Nelson, P.A., Portland, Maine. Certain matters under North Carolina law will be passed upon by Nelson Mullins Riley & Scarborough, LLP, Charlotte, North Carolina.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of Molina Healthcare, Inc. and the consolidated financial statements of Providence Human Services, LLC appearing in Molina Healthcare, Inc.'s Current Report on Form 8-K dated July 28, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, as well as proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F. Street N.E., Washington D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the Commission are also available to the public over the Internet at the Commission’s website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the Commission. Information contained on any web site referenced in this prospectus is not incorporated by reference herein. Our filings with the Commission are also available to the public from commercial document retrieval services.

We "incorporate by reference" into this prospectus the documents listed below:

1.	Our Annual Report on Form 10-K as of and for the year ended December 31, 2015, filed with the Commission on February 26, 2016;

2.	Our Proxy Statement for our 2016 Annual Meeting of Stockholders, filed with the Commission on March 17, 2016;

3.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the Commission on May 2, 2016 and July 27, 2016, respectively; and

4.	Our Current Reports on Form 8-K, filed with the Commission on February 18, 2016, March 16, 2016, May 2, 2016, May 13, 2016 and July 28, 2016.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the expiration date shall also be deemed to be incorporated herein by reference. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any past or future filings, unless specifically stated otherwise. Any such information incorporated by reference would be an important part of this prospectus.

Information in this prospectus supersedes information that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
The information incorporated herein by reference is available without charge to holders of original notes upon written or oral request to Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802, Attention:

Investor Relations, Telephone: (562) 435-3666. To obtain timely delivery of such documents, holders of original notes must request this information no later than five business days prior to the expiration date of the exchange offer.

$700,000,000
Offer to Exchange
5.375% Senior Notes due 2022, Registered under the
Securities Act of 1933, as amended, for
All Outstanding 5.375% Senior Notes due 2022
of
Molina Healthcare, Inc.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.    Indemnification of Directors and Officers.
Directors and officers of the Registrant and the Additional Registrants are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
The Delaware Corporations
The Registrant and Additional Registrant AmericanWork, Inc. are corporations incorporated in the State of Delaware.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification and advancement of expenses provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Molina Healthcare, Inc.
The Certificate of Incorporation of Molina Healthcare, Inc. contains the indemnification language mandated by Sections 145(a) and 145(b) of the DGCL.
The Certificate of Incorporation of Molina Healthcare, Inc. further provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
The Third Amended and Restated Bylaws of Molina Healthcare, Inc. provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law.
AmericanWork, Inc.
The Certificate of Incorporation of AmericanWork, Inc. provides that each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.
The Bylaws of AmericanWork, Inc. provide that the company shall indemnify its officers, directors, employees and agents to the extent permitted or required by the DGCL.
The Delaware Limited Liability Companies
Additional Registrants Molina Pathways, LLC, Pathways Community Services LLC, Pathways Health and Community Support LLC, Pathways of Idaho LLC and Pathways of Massachusetts LLC are limited liability companies organized under the laws of the State of Delaware.
The Delaware Limited Liability Company Act (the "Delaware Act"), Section 18-108, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Molina Pathways, LLC
The Limited Liability Company Operating Agreement of Molina Pathways, LLC provides that the company shall, to the fullest extent permitted under the Delaware Act, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, without limitation, arbitration), by reason of the fact that the person is or was a manager, or a member, partner, manager, affiliate, officer, director, employee or agent of a manager, or an officer, employee or agent of the company or any person who is or was serving at the request of the manager or the company as a manager, member, partner, director, officer, employee or agent of another company or person ("Indemnifiable Person"), against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually incurred by it in connection with the action, suit or proceeding except by reason of the fraud or willful misconduct of such Indemnifiable Person, provided that such Indemnifiable Person acted in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, did not reasonably believe its conduct was unlawful.
Notwithstanding the foregoing, indemnification may not be made for any claim, issue or matter as to which an Indemnifiable Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom (or by an arbitrator in a final, binding judgment), to be liable to the company, or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought (or such arbitrator) or other court of competent jurisdiction (or arbitrator) determines upon application that in view of all the circumstances of the case, the Indemnifiable Person is fairly and reasonably entitled to indemnity for such expenses as the court or arbitrator deems proper.
The limited liability company operating agreement also provides that reasonable expenses of the Indemnifiable Person incurred in defending a civil or criminal action, suit or proceeding may be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay the amount if it is ultimately determined by a court of competent jurisdiction (or by an arbitrator in a final, binding judgment) that such person is not entitled to be indemnified by the company.
The limited liability company operating agreement further provides that the indemnification and advancement of expenses described above (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled (whether under contract or otherwise); (ii) continues for a person who has ceased to be an Indemnifiable Person; provided that the act or omission that is the subject of the claim took place prior to the cessation of such person's status as an Indemnifiable Person; (iii) inures to the benefit of the Indemnifiable Person's respective heirs, assignees, successors, executors and administrators and (iv) survives the dissolution of the company to the extent of any assets distributed by the company on that dissolution.
In addition to indemnification, the limited liability company operating agreement authorizes the company to purchase and maintain insurance or make other financial arrangements on behalf of any Indemnifiable Person for any liability asserted against that person and liability and expenses incurred by him or her in the capacity as an Indemnifiable Person, or arising out of his or her status as such.
Pathways Community Services LLC
Neither the Certificate of Formation of Aspen MSO, LLC (now known as Pathways Community Services LLC) nor the Amended and Restated Operating Agreement of Providence Community Services, LLC (now known as Pathways Community Services LLC) contain any provisions authorizing the company to indemnify or insure directors or officers against liability arising out of their capacities as directors or officers.
Pathways Health and Community Support LLC
The Amended and Restated Limited Liability Company Agreement of Pathways Health and Community Support LLC provides that, to the fullest extent permitted by law, no member, manager or officer shall be liable to the company or any other member for any act or omission in connection with the management of the business or affairs of the company unless such act or omission was taken or made in bad faith or constitutes gross negligence or willful misconduct. The limited liability company agreement also provides that the company shall, to the fullest extent permitted by law, indemnify and hold harmless each member, manager and officer against any losses, judgments, liabilities or expenses incurred in settling any claim or incurred in any finally adjudicated legal proceeding, including reasonable attorneys' fees and costs of removing any liens affecting property of the indemnitee, and/or amounts paid in settlement of any claims sustained by it arising from or relating to the company, provided that the same were not the result of (a) actions or omissions of such member, manager or officer taken or made in bad faith or which constitute gross negligence or willful misconduct or (b) actions or claims instituted by such member, manager or officer (other than claims or actions seeking to enforce the indemnification obligations under the limited liability company agreement) provided, however, that any indemnity under this section (b) by the company shall be provided out of and to the extent of company assets only, and the member shall not have personal liability on account thereof.
The limited liability company agreement provides that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition upon receipt of an undertaking by the member, manager or officer, as the case may be, to repay such amount unless it is ultimately determined that such member, manager or officer is entitled to be indemnified by the company.
The limited liability company agreement provides that the indemnification provided for in the limited liability company agreement shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Pathways of Idaho LLC
The Limited Liability Company Agreement of Providence of Idaho, LLC (now known as Pathways of Idaho LLC) provides that, to the fullest extent permitted by law, no member, manager or officer shall be liable to the company or any other member for any act or omission in connection with the management of the business or affairs of the company unless such act or omission was taken or made in bad faith or constitutes gross negligence or willful misconduct. The limited liability company agreement also provides that the company shall, to the fullest extent permitted by law, indemnify and hold harmless each member, manager and officer against any losses, judgments, liabilities or expenses incurred in settling any claim or incurred in any finally adjudicated legal proceeding, including reasonable attorneys' fees and costs of removing any liens affecting property of the indemnitee, and/or amounts paid in settlement of any claims sustained by it arising from or relating to the company, provided that the same were not the result of (a) actions or omissions of such member, manager or officer taken or made in bad faith or which constitute gross negligence or willful misconduct or (b) actions or claims instituted by such member, manager or officer (other than claims or actions seeking to enforce the indemnification obligations under the limited liability company agreement) provided, however, that any indemnity under this section (b) by the company shall be provided out of and to the extent of company assets only, and the member shall not have personal liability on account thereof.
The limited liability company agreement provides that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition upon receipt of an undertaking by the member, manager or officer, as the case may be, to repay such amount unless it is ultimately determined that such member, manager or officer is entitled to be indemnified by the company.
The limited liability company agreement provides that the indemnification provided for in the limited liability company agreement shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
Pathways of Massachusetts LLC
The Limited Liability Company Agreement of Providence Human Services of Massachusetts, LLC (now known as Pathways of Massachusetts LLC) provides that, to the fullest extent permitted by law, no member, manager or officer shall be liable to the company or any other member for any act or omission in connection with the management of the business or affairs of the company unless such act or omission was taken or made in bad faith or constitutes gross negligence or willful misconduct. The agreement also provides that the company shall, to the fullest extent permitted by law, indemnify and hold harmless each member, manager and officer against any losses, judgments, liabilities or expenses incurred in settling any claim or incurred in any finally adjudicated legal proceeding, including reasonable attorneys' fees and costs of removing any liens affecting property of the indemnitee, and/or amounts paid in settlement of any claims sustained by it arising from or relating to the company, provided that the same were not the result of (a) actions or omissions of such member, manager or officer taken or made in bad faith or which constitute gross negligence or willful misconduct or (b) actions or claims instituted by such member, manager or officer (other than claims or actions seeking to enforce the indemnification obligations under the limited liability company agreement) provided, however, that any indemnity under this section (b) by the company shall be provided out of and to the extent of company assets only, and the member shall not have personal liability on account thereof.
The limited liability company agreement provides that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition upon receipt of an undertaking by the member, manager or officer, as the case may be, to repay such amount unless it is ultimately determined that such member, manager or officer is entitled to be indemnified by the company.
The limited liability company agreement provides that the indemnification provided for in the limited liability company agreement shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
The Arizona Corporation
Additional Registrant Pathways of Arizona, Inc. is a corporation incorporated under the laws of the State of Arizona.
Arizona Revised Statutes ("ARS") Section 10-851 provides that a corporation may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding") because either (1) the individual is or was a director against liability incurred in the proceeding and (a) the individual’s conduct was in good faith, (b) the individual (i) in the case of conduct in an official capacity with the corporation, reasonably believed that the conduct was in the corporation’s best interests, (ii) in all other cases, reasonably believed that the conduct was at least not opposed to the corporation’s best interests, and (c) in the case of any criminal proceedings, had no reasonable cause to believe the conduct was unlawful; or (2) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.
Unless limited by the articles of incorporation, a corporation must indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Unless otherwise limited, a corporation must indemnify a director who while serving as a director was not an officer, employee or holder of more than five percent of the outstanding shares of any class of stock of the corporation or of any affiliate of the corporation ("Outside Director"). Unless limited by the articles of incorporation or ARS Section 10-851(C), a corporation must pay an Outside Director’s expenses in advance of a final disposition of a proceeding if the director furnishes the corporation with a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the foregoing paragraph and the director furnishes the corporation with a written undertaking executed personally, or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the relevant standard of conduct. Notwithstanding the foregoing, under the provisions that apply exclusively to Outside Directors, a corporation may not provide the indemnification or the advancement of expenses provided for in this paragraph if a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in the foregoing paragraph and a court of competent jurisdiction does not otherwise authorize payment under ARS Section 10-854.
ARS Section 10-202 provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages, and permitting or making obligatory indemnification of a director, for liability for any action taken or any failure to take any action as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the corporation or the shareholders, (3) unlawful distributions and (4) an intentional violation of criminal law.
ARS Section 10-852 provides for mandatory indemnification in certain situations such that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 10-856 of the ARS provides that a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the individual is or was an officer of the corporation (1) to the same extent as a director; and (2) if the individual is an officer but not a director (or if both an officer and director, if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer), to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (b) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.
Additionally, a corporation may, before final disposition of the proceeding, pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding; provided that the director furnishes the corporation with (i) a written affirmation of the director’s good faith belief that the director has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been properly eliminated under a provision of the articles of incorporation; and (ii) a written undertaking, executed personally or on the director’s behalf, to repay the advance if the director is not entitled to mandatory indemnification and it is ultimately determined that the director did not meet the relevant standard of conduct.
A corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability.
A corporation’s power to indemnify, advance expenses or maintain insurance on behalf of an employee or agent is not limited by the foregoing laws.
Pathways of Arizona, Inc.
The Articles of Incorporation of Parents and Children Together, Inc. (now known as Pathways of Arizona, Inc.) eliminate, to the fullest extent permitted by law, a director’s liability to the company or its shareholders for monetary damages for breach of fiduciary duty as a director. The articles also require the company to indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee, or agent of the corporation. This indemnification is mandatory in all circumstances in which indemnification is permitted by law.
The Bylaws of Providence of Arizona, Inc. (now known as Pathways of Arizona, Inc.) provide that indemnification of an authorized representative of the company (which, for purposes of the bylaws, means a director, officer, fiduciary (as defined by the Employee Retirement Income Security Act of 1974) or agent of the company, or a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise serving as such at the request of the company) shall be made when ordered by a court and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because the applicable standard of conduct set forth in the General Corporation Law of Arizona as amended from time to time has been met.
The bylaws also provide that expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition, subject to receipt of an undertaking by or on behalf of a director, officer or fiduciary to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the company as required in the articles of incorporation or the bylaws. To the extent authorized by law, such expenses may be paid by the company in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking.
The indemnification provided for in the articles of incorporation and the bylaws is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position, and continues as to a person who has ceased to be an authorized representative of the company and inures to the benefit of the heirs and personal representatives of such a person.
The California Corporations
Additional Registrants College Community Services and Molina Medical Management, Inc. are corporations incorporated under the laws of the State of California. College Community Services is a nonprofit mutual benefit corporation organized under the California Nonprofit Mutual Benefit Corporation Law (the "California Nonprofit Law").
Subsection (b) of Section 317 of the California Corporations Code (the "California Code") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, as defined in that section, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.
Subsection (c) of Section 317 of the California Code further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 317 of the California Code further provides that the indemnification provided for under Section 317 shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent such additional rights are properly authorized. The indemnification provided for under Section 317 for acts, omissions or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. The rights to such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of such person’s heirs, executors and administrators. Section 317 also empowers the corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.
Section 317 of the California Code provides that indemnification is precluded under certain circumstances, including, (i) in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court determines, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in Subsections (b) or (c) of Section 317 or in defense of any claim, issue or matter therein, such agent will be indemnified against expenses actually and reasonably incurred in connection therewith. Otherwise, Section 317 requires that indemnification must be authorized in each specific instance by either a majority vote of a quorum consisting of directors who are not parties to such proceeding, by independent legal counsel in a written opinion if such a quorum of directors is not obtainable, by approval of the shareholders, with shares owned by the person to be indemnified not being entitled to vote, or by the court in which the proceeding is or was pending upon application by the corporation or an agent or attorney or other person rendering services in connection with the defense. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it is ultimately determined that such person is not entitled to be indemnified under Section 317.
Section 7237(b) of the California Nonprofit Law empowers a corporation to indemnify a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor, an action brought under Section 5233 of Part 2 made applicable pursuant to Section 7238 or an action brought by the Attorney General or a person granted relator status by the Attorney General for any breach of duty relating to assets held in charitable trust) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.
Section 7237(c) of the California Nonprofit Law further empowers a corporation to indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation, or brought under Section 5233 of Part 2 made applicable pursuant to Section 7238, or brought by the Attorney General or a person granted relator status by the Attorney General for any breach of duty relating to assets held in charitable trust, to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.
Section 7237(c) of the California Nonprofit Law provides that indemnification is precluded under certain circumstances including, (i) with respect to any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of the person’s duty to the corporation, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; (ii) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (iii) of expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval unless the action concerns assets held in charitable trust and is settled with the approval of the Attorney General. Section 7237(h) of the California Nonprofit Law further precludes indemnification, except as provided for in Section 7237(d) or (e)(3), in any circumstance where it appears that it would be inconsistent with a provision of the articles, bylaws, a resolution of the members, an agreement in effect at the time of the accrual of the alleged cause of action which prohibits or limits indemnification or any condition expressly imposed by a court in approving a settlement.
Section 7237(d) of the California Nonprofit Law provides that, to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding described in Section 7237(b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith. Otherwise, Section 7237 requires that indemnification must be authorized in each specific instance by either a majority vote of a quorum consisting of directors who are not parties to such proceeding, by approval of the members, with the persons to be indemnified not being entitled to vote thereon, or by the court in which the proceeding is or was pending upon application by the corporation or an agent or attorney or other person rendering services in connection with the defense. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount unless it is ultimately determined that the agent is entitled to be indemnified as authorized by Section 7237.
Under Section 7237(g) of the California Nonprofit Law, a provision made by a corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding, whether contained in the articles, bylaws, a resolution of members or directors, an agreement or otherwise, shall not be valid unless consistent with Section 7237.
Section 7237(i) of the California Nonprofit Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of an agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 7237 of the California Nonprofit Law.
College Community Services
The Amended and Restated Bylaws of College Community Services provide that the company shall, to the maximum extent permitted by the California Nonprofit Law, indemnify each of its agents (as defined in the bylaws) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the company.
Molina Medical Management, Inc.
The Amended and Restated Articles of Incorporation of American Family Care, Inc. (now known as Molina Medical Management, Inc.) and the Amended and Restated Bylaws of Molina Medical Management, Inc. provide that liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. In addition, the articles authorize the company to provide indemnification of agents (as defined in Section 317 of the California Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Code with respect to actions for breach of duty to the corporation and its shareholders. The bylaws authorize the corporation to provide and maintain insurance on behalf of any person serving as a director or other officer against any liability asserted against such person.
The California Limited Liability Company
Additional Registrant Molina Information Systems, LLC is a limited liability company organized under the laws of the State of California.
The Operating Agreement of Molina Information Systems, LLC specifies that the Company is governed by the Beverly-Killea Limited Liability Company Act found at California Code, Title 25 Sections 17000 through 17656, as amended from time to time (the "Old CA LLC Act"). Under Section 17155 of the California Code, except for a breach of fiduciary duty by a manager, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. Section 17155 also authorizes a limited liability company to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

Although the Old CA LLC Act was repealed and replaced with the California Revised Uniform Limited Liability Company Act (the "New CA LLC Act"), effective January 1, 2014, Section 17713.04(b) of the New CA LLC Act provides that prior law (i.e., the Old CA LLC Act) governs operating agreements entered into by a limited liability company prior to January 1, 2014.
Molina Information Systems, LLC
The Operating Agreement for Molina Information Systems, LLC authorizes the company to indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, including an action by or in the right of the company, by reason of the fact that such person is or was a member, a manager of the company or an officer of the company or is or was serving at the request of the company as a manager, director or officer of another person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Pursuant to the operating agreement, the company may advance funds to pay expenses reasonably expected to be incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of the covered person to repay such amount unless it is ultimately determined that the covered person is entitled to be indemnified by the company.
The operating agreement authorizes the company to purchase and maintain on behalf of any member, manager or officer of the company insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify such person against the same liability under the provisions of the operating agreement.
The Florida Corporation
Additional Registrant Family Preservation Services of Florida, Inc. is a corporation incorporated in the State of Florida.
Section 607.0850 of the Florida Business Corporation Act ("FBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Section 607.0850(6) of the FBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FBCA. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.
Family Preservation Services of Florida, Inc.
The Bylaws of Family Preservation Services of Florida, Inc. provide that indemnification of an authorized representative of the company (which, for purposes of this section, means a director, officer, fiduciary (as defined by the Employee Retirement Income Security Act of 1974) or agent of the company, or a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise serving as such at the request of the company) shall be made when ordered by a court and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because the applicable standard of conduct set forth in the FBCA as amended from time to time has been met.
The bylaws also provide that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition, subject to the receipt of an undertaking by or on behalf of a director, officer or fiduciary to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the company. The bylaws further provide that, to the extent authorized by law, such expenses may be paid by the company in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking.
The indemnification provided for in the bylaws is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position, and continues as to a person who has ceased to be an authorized representative of the company and inures to the benefit of the heirs and personal representatives of such a person.
The Illinois Corporation
Additional Registrant Camelot Care Centers, Inc. is a corporation incorporated in the State of Illinois.
Under Section 8.75 of the Illinois Business Corporation Act of 1983 ("ILBCA"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.
To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation.
Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.
Camelot Care Centers, Inc.
The Articles of Incorporation of Camelot Care Centers, Inc. and the Amended and Restated Bylaws of Camelot Care Centers, Inc. provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the ILBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such la permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Except with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation.

The articles and bylaws further provide that each person who was or is made a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the ILBCA, as the same exists or may hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such la permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been adjudged to have been liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to in the bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The articles and bylaws further provide that expenses incurred in defending any action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. In addition, the company is required to purchase and maintain insurance on behalf of directors, officers, employees and agents against liability arising out of their capacity as directors, officers, employees and agents, whether or not the company would have the power to indemnify them under the articles.
The indemnification and advancement of expenses provided for by the articles and bylaws is not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
The Maine Corporation
Additional Registrant Pathways of Maine, Inc. is a corporation incorporated under the laws of the State of Maine.
Subchapter 5 of Chapter 8 of the Maine Business Corporation Act ("MBCA") provides that a corporation may indemnify any person who was, is or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, because that person is or was a director or officer, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred in the proceeding if: (A) (i) he conducted himself in good faith, (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (B) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation.
In addition, unless ordered by a court, a corporation may not indemnify one of the corporation's officers or directors in connection with an action, suit or proceeding (i) by or in the right of the corporation, except for reasonable expenses incurred in connection with the action, suit or proceeding if it is determined that the officer or director acted in accordance with the standard above, or (ii) with respect to conduct for which the director or officer was adjudged liable on the basis that the director or officer received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.
Under the MBCA, a corporation may indemnify an officer of the corporation to the same extent as a director and, if the officer is an officer but not a director, to such further extent as may be provided in the corporation's articles of incorporation, bylaws, a resolution of the corporation's board of directors or a contract except for (i) liability in connection with an action, suit or proceeding by or in the right of the corporation other than reasonable expenses incurred in connection with the action, suit or proceeding, or (ii) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or its shareholders or an intentional violation of criminal law.
Pathways of Maine, Inc.
The Bylaws of Pathways of Maine, Inc. provide that indemnification of an authorized representative of the company (which, for purposes of this section, means a director, officer, fiduciary (as defined by the Employee Retirement Income Security Act of 1974) or agent of the company, or a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise serving as such at the request of the company) shall be made when ordered by a court (in which case the expense, including attorneys' fees, of the authorized representative in enforcing such right of indemnification shall be added to and be included in the final judgment against the company) and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because the applicable standard of conduct set forth in the MBCA has been met.
The bylaws also provide that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition, subject to the receipt of an undertaking by or on behalf of a director, officer or fiduciary to repay such amount unless it ultimately shall be determined that such person is entitled to be indemnified by the company as required in the articles of incorporation or the bylaws. The bylaws further provide that, to the extent authorized by law, such expenses may be paid by the company in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking.
The indemnification provided for in the bylaws is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position, and continues as to a person who has ceased to be an authorized representative of the company and inures to the benefit of the heirs and personal representatives of such a person.
The North Carolina Corporation
Additional Registrant Family Preservation Services of North Carolina, Inc. is a corporation incorporated under the laws of the State of North Carolina.
Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.
Family Preservation Services of North Carolina, Inc.
The Bylaws of Family Preservation Services of North Carolina, Inc. provide that indemnification of an authorized representative of the company (which, for purposes of this section, means a director, officer, fiduciary (as defined by the Employee Retirement Income Security Act of 1974) or agent of the company, or a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise serving as such at the request of the company) shall be made when ordered by a court and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because the applicable standard of conduct set forth in the NCBCA as amended from time to time has been met.
The bylaws also provide that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition, subject to receipt of an undertaking by or on behalf of a director, officer or fiduciary to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the company. The bylaws further provide that, to the extent authorized by law, such expenses may be paid by the company in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking.
The indemnification provided for in the bylaws is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position, and continues as to a person who has ceased to be an authorized representative of the company and inures to the benefit of the heirs and personal representatives of such a person.
The Pennsylvania Corporations
Additional Registrants Children’s Behavioral Health, Inc. and the Redco Group, Inc. are corporations incorporated under the laws of the State of Pennsylvania.
Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law ("PBCL") contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.
Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.
Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 of the PBCL.
Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Sections 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.
Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s bylaws, advancement of expenses must be authorized by the board of directors.
Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.
Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.
Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.
Children’s Behavioral Health, Inc.
The Bylaws of Children’s Behavioral Health, Inc. provide that the company shall indemnify, to the extent permitted under the bylaws, any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) arising out of, or in connection with, any actual or alleged act or omission or by reason of the fact that he or she is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she (a) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company and (b) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The bylaws further provide that the company shall indemnify any person who was or is a party (other than a party suing in the right of the company), or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company. Indemnification shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the company unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
The company may, to the extent permitted by the PBCL, indemnify any person who is or was an employee or agent of the company, other than an officer, or is or was serving at the request of the Corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of his service on behalf of the company, provided such person has met the applicable standard of conduct as would apply in any particular instance under the PBCL.
To the extent that a director, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, the bylaws require the company to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.
Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any action or proceeding referred to above may be paid by the company in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the company.
The indemnification and advancement of expenses provided for in the bylaws is not deemed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office.
The bylaws authorize the company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against that liability.
The Redco Group, Inc.
The Amended and Restated Bylaws of The Redco Group, Inc. provide that the company shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the company or other entity) by reason of the fact that such director or officer is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in the bylaws. The bylaws also provide that the company may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by the bylaws.
No indemnification or advancement or reimbursement of expenses may be provided (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever including, but not limited to, judgments, fines, and amounts paid in settlement, which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance whose premiums are paid for by the company or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the company, which written consent shall not be unreasonably withheld.
Expenses incurred in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the company.
The indemnification and advancement or reimbursement of expenses described above is not deemed to be exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under the articles of incorporation, any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding that office.
The Pennsylvania Limited Liability Company
Additional Registrant Pathways Community Services LLC is a limited liability company organized under the laws of the State of Pennsylvania.
Section 8945 of the Pennsylvania Limited Liability Company Law of 1994, as amended (the "Pennsylvania Act") provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, except that in no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 8945 also provides that expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under Section 8945 may be paid by a limited liability company in advance of the final disposition of any action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the limited liability company.
Pathways Community Services LLC
The Limited Liability Company Operating Agreement of Pathways Community Services LLC provides that the company shall, to the fullest extent permitted under the Pennsylvania Act, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, without limitation, arbitration), by reason of the fact that the person is or was a manager, or a member, partner, manager, affiliate, officer, director, employee or agent of a manager, or an officer, employee or agent of the company or any person who is or was serving at the request of the manager or the company as a manager, member, partner, director, officer, employee or agent of another company or person ("Indemnifiable Person"), against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually incurred by it in connection with the action, suit or proceeding except by reason of the fraud or willful misconduct of such Indemnifiable Person, provided that such Indemnifiable Person acted in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, did not reasonably believe its conduct was unlawful.
Notwithstanding the foregoing, indemnification may not be made for any claim, issue or matter as to which an Indemnifiable Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom (or by an arbitrator in a final, binding judgment), to be liable to the company, or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought (or such arbitrator) or other court of competent jurisdiction (or arbitrator) determines upon application that in view of all the circumstances of the case, the Indemnifiable Person is fairly and reasonably entitled to indemnity for such expenses as the court or arbitrator deems proper.
The limited liability company operating agreement also provides that reasonable expenses of the Indemnifiable Person incurred in defending a civil or criminal action, suit or proceeding may be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay the amount if it is ultimately determined by a court of competent jurisdiction (or by an arbitrator in a final, binding judgment) that such person is not entitled to be indemnified by the company.
The limited liability company operating agreement further provides that the indemnification and advancement of expenses described above (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled (whether under contract or otherwise); (ii) continues for a person who has ceased to be an Indemnifiable Person; provided that the act or omission that is the subject of the claim took place prior to the cessation of such person's status as an Indemnifiable Person; (iii) inures to the benefit of the Indemnifiable Person’s respective heirs, assignees, successors, executors and administrators and (iv) survives the dissolution of the company to the extent of any assets distributed by the company on that dissolution.
In addition to indemnification, the limited liability company operating agreement authorizes the company to purchase and maintain insurance or make other financial arrangements on behalf of any Indemnifiable Person for any liability asserted against that person and liability and expenses incurred by him or her in the capacity as an Indemnifiable Person, or arising out of his or her status as such.
The Virginia Corporation
Additional Registrant Family Preservation Services, Inc. is a corporation incorporated under the laws of the State of Virginia.
The Virginia Stock Corporation Act ("VSCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VSCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VSCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VSCA and it is ultimately determined that he did not meet the relevant standard of conduct.
Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VSCA.
Family Preservation Services, Inc.
The By-laws of Family Preservation Services, Inc. provide that the company shall indemnify its directors, officers and employees against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the company or is or was serving at the request of the company as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the company. In addition, the bylaws require the company to provide to any person who is or was a director, officer, employee, or agent of the company or is or was serving at the request of the company as a director, officer, employee or agent of the company, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law. Lastly, the bylaws authorize the Board of Directors to direct the purchase of liability insurance by way of implementing the foregoing indemnity provisions.

Item 21.    Exhibits and Financial Statement Schedules.
(a)    Exhibits. The attached Index to Exhibits is incorporated herein by reference as part of this registration statement.

(b)    Financial Statement Schedules. All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.

Item 22.    Undertakings.
(a)Each of the undersigned registrants hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or the securities provided by or on behalf of the undersigned registrants; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

6.That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8.To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9.To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

MOLINA HEALTHCARE, INC.

By:	/s/ Joseph M. Molina, M.D.
Joseph M. Molina, M.D.
Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his or her true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph M. Molina	Chairman of the Board, Chief Executive Officer, and President	July 28, 2016
Joseph M. Molina, M.D.	(Principal Executive Officer)

/s/ John C. Molina	Director, Chief Financial Officer, and Treasurer	July 28, 2016
John C. Molina, J.D.	(Principal Financial Officer)

/s/ Joseph W. White	Chief Accounting Officer	July 28, 2016
Joseph W. White	(Principal Accounting Officer)

/s/ Garrey E. Carruthers	Director	July 28, 2016
Garrey E. Carruthers, Ph.D.

/s/ Daniel Cooperman	Director	July 28, 2016
Daniel Cooperman

/s/ Charles Z. Fedak	Director	July 28, 2016
Charles Z. Fedak

/s/ Frank E. Murray	Director	July 28, 2016
Frank E. Murray, M.D.

/s/ Steven J. Orlando	Director	July 28, 2016
Steven J. Orlando

/s/ Ronna E. Romney	Director	July 28, 2016
Ronna E. Romney

/s/ Richard M. Schapiro	Director	July 28, 2016
Richard M. Schapiro

/s/ Dale B. Wolf	Director	July 28, 2016
Dale B. Wolf

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

AMERICANWORK, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

CAMELOT CARE CENTERS, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Craig Bass	Director	July 28, 2016
Craig Bass

/s/ David Vinkler	Director	July 28, 2016
David Vinkler

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

CHILDREN'S BEHAVIORAL HEALTH, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

COLLEGE COMMUNITY SERVICES

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Susan Burns	Director	July 28, 2016
Susan Burns

/s/ Ginny Romig	Director	July 28, 2016
Ginny Romig

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

FAMILY PRESERVATION SERVICES, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

FAMILY PRESERVATION SERVICES OF FLORIDA, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

FAMILY PRESERVATION SERVICES OF NORTH CAROLINA, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

MOLINA INFORMATION SYSTEMS, LLC

By:	/s/ John C. Molina
John C. Molina
Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Norm Nichols	President (Principal Executive Officer)	July 28, 2016
Norm Nichols

/s/ John C. Molina	Sole Manager and Chief Financial Officer	July 28, 2016
John C. Molina	(Principal Financial and Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

MOLINA MEDICAL MANAGEMENT, INC.

By:	/s/ Gloria Calderon
Gloria Calderon
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his or her true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gloria Calderon	Chairman of the Board and President	July 28, 2016
Gloria Calderon	(Principal Executive Officer)

/s/ Joseph W. White	Vice President, Chief Financial Officer and Treasurer	July 28, 2016
Joseph W. White	(Principal Financial and Accounting Officer)

/s/ Joann Zarza-Garrido	Director	July 28, 2016
Joann Zarza-Garrido

/s/ Zackary Sanabia	Director	July 28, 2016
Zackary Sanabia

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

MOLINA PATHWAYS, LLC

By:	/s/ Craig Bass
Craig Bass
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Bass	President and Manager (Principal Executive Officer)	July 28, 2016
Craig Bass

/s/ John C. Molina	Chief Financial Officer	July 28, 2016
John C. Molina	(Principal Financial and Accounting Officer)

/s/ Terry P. Bayer	Manager	July 28, 2016
Terry P. Bayer

/s/ Robert Gordon	Manager	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

PATHWAYS COMMUNITY SERVICES LLC,
a Delaware limited liability company

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Sole Manager and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

PATHWAYS COMMUNITY SERVICES LLC,
a Pennsylvania limited liability company

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Sole Manager and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

PATHWAYS HEALTH AND COMMUNITY SUPPORT LLC

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Sole Manager and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

PATHWAYS OF ARIZONA, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his or her true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Craig Bass	Director	July 28, 2016
Craig Bass

/s/ Mary Syiek	Director	July 28, 2016
Mary Syiek

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

PATHWAYS OF IDAHO LLC

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Sole Manager and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

PATHWAYS OF MAINE, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

PATHWAYS OF MASSACHUSETTS LLC

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Sole Manager and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

SIGNATURES
Pursuant to the requirements of the Securities Act, the additional registrant named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 28th day of July, 2016.

THE REDCO GROUP, INC.

By:	/s/ Terry P. Bayer
Terry P. Bayer
President

SIGNATURES AND POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints J. Mario Molina, M.D. and Jeff D. Barlow, and each of them, his true and lawful attorneys-in-fact and agents with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement, (2) registration statements, and any and all amendment thereto (including post-effective amendment), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry P. Bayer	Director and President (Principal Executive Officer)	July 28, 2016
Terry P. Bayer

/s/ Joseph W. White	Treasurer (Principal Financial and Accounting Officer)	July 28, 2016
Joseph W. White

/s/ Mike Fidgeon	Director	July 28, 2016
Mike Fidgeon

/s/ Robert Gordon	Director	July 28, 2016
Robert Gordon

INDEX TO EXHIBITS
Exhibit
Number	Description	Method of Filing
3.1	Certificate of Incorporation of Molina Healthcare, Inc.	Filed as Exhibit 3.2 to registrant's Registration Statement on Form S-1 filed December 30, 2002.
3.2	Certificate of Amendment to Certificate of Incorporation of Molina Healthcare, Inc.	Filed as Exhibit 3.1 to registrant's Form 10-Q filed July 25, 2013.
3.3	Third Amended and Restated Bylaws of Molina Healthcare Inc.	Filed as Exhibit 3.1 to registrant's Form 10-Q filed July 30, 2014.
3.4	Certificate of Incorporation of AmericanWork, Inc.	Filed herewith.
3.5	Bylaws of AmericanWork, Inc.	Filed herewith.
3.6	Articles of Incorporation of Camelot Care Centers, Inc.	Filed herewith.
3.7	Amended and Restated Bylaws of Camelot Care Centers, Inc.	Filed herewith.
3.8	Articles of Incorporation of Children's Behavioral Health, Inc.	Filed herewith.
3.9	Bylaws of Children's Behavioral Health, Inc.	Filed herewith.
3.10	Articles of Incorporation of College Community Services	Filed herewith.
3.11	Amended and Restated Bylaws of College Community Services	Filed herewith.
3.12	Articles of Incorporation of Family Preservation Services, Inc.	Filed herewith.
3.13	By-laws of Family Preservation Services, Inc.	Filed herewith.
3.14	Articles of Incorporation of Family Preservation Services of Florida, Inc.	Filed herewith.
3.15	Bylaws of Family Preservation Services of Florida, Inc.	Filed herewith.
3.16	Articles of Incorporation of Family Preservation Services of North Carolina, Inc.	Filed herewith.
3.17	Bylaws of Family Preservation Services of North Carolina, Inc.	Filed herewith.
3.18	Articles of Organization of Molina Information Systems, LLC	Filed herewith.
3.19	Operating Agreement for Molina Information Systems, LLC	Filed herewith.
3.20	Amended and Restated Articles of Incorporation of Molina Medical Management, Inc.	Filed herewith.
3.21	Amended and Restated Bylaws of Molina Medical Management, Inc.	Filed herewith.
3.22	Certificate of Formation of Molina Pathways, LLC	Filed herewith.
3.23	Limited Liability Company Operating Agreement of Molina Pathways, LLC	Filed herewith.
3.24	Certificate of Formation of Pathways Community Services LLC (Delaware)	Filed herewith.
3.25	Amended and Restated Limited Liability Company Operating Agreement of Pathways Community Services LLC (Delaware)	Filed herewith.
3.26	Certificate of Organization of Pathways Community Services, LLC (Pennsylvania)	Filed herewith.
3.27	Limited Liability Company Operating Agreement of Pathways Community Services LLC (Pennsylvania)	Filed herewith.
3.28	Certificate of Formation of Pathways Health and Community Support LLC	Filed herewith.
3.29	Amended and Restated Limited Liability Company Agreement of Pathways Health and Community Support LLC	Filed herewith.
3.30	Articles of Incorporation of Pathways of Arizona, Inc.	Filed herewith.
3.31	Bylaws of Pathways of Arizona, Inc.	Filed herewith.
3.32	Certificate of Formation of Pathways of Idaho LLC	Filed herewith.
3.33	Limited Liability Company Agreement of Pathways of Idaho LLC	Filed herewith.

3.34	Articles of Incorporation of Pathways of Maine, Inc.	Filed herewith.
3.35	Bylaws of Pathways of Maine, Inc.	Filed herewith.
3.36	Certificate of Formation of Pathways of Massachusetts LLC	Filed herewith.
3.37	Limited Liability Company Agreement of Pathways of Massachusetts LLC	Filed herewith.
3.38	Amended and Restated Articles of Incorporation of The Redco Group, Inc.	Filed herewith.
3.39	Amended and Restated Bylaws of The Redco Group, Inc.	Filed herewith.
4.1	Indenture, dated as of November 10, 2015, by and among Molina Healthcare, Inc., the guarantor parties thereto and U.S. Bank National Association, as Trustee	Filed as Exhibit 4.1 to registrant's Form 8-K filed November 10, 2015.
4.2	First Supplemental Indenture, dated as of February 18, 2016, by and among Molina Healthcare, Inc., the guarantor parties thereto and U.S. Bank National Association, as Trustee	Filed as Exhibit 4.1 to registrant's Form 8-K filed February 18, 2016.
4.3	Form of 5.375% Senior Notes Due 2022 (Original Note)	Filed as Exhibit 4.1 to registrant's Form 8-K filed November 10, 2015.
4.4	Form of 5.375% Senior Notes Due 2022 (Exchange Note)	Filed as Exhibit 4.1 to registrant's Form 8-K filed November 10, 2015.
4.5	Form of Notation of Guarantee	Filed as Exhibit 4.1 to registrant's Form 8-K filed November 10, 2015.
4.6
Registration Rights Agreement, dated November 10, 2015, by and among Molina Healthcare, Inc., the guarantor parties thereto and SunTrust Robinson Humphrey, Inc., as representative of the Initial Purchasers (as defined therein)
Filed as Exhibit 4.4 to registrant's Form 8-K filed November 10, 2015.
5.1	Opinion of Boutin Jones Inc.	Filed herewith.
5.2	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith.
5.3	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith.
5.4	Opinion of Dickinson Wright PLLC	Filed herewith.
5.5	Opinion of Dickinson Wright PLLC	Filed herewith.
5.6	Opinion of Cozen O'Connor	Filed herewith.
5.7	Opinion of Bernstein, Shur, Sawyer & Nelson, P.A.	Filed herewith.
5.8	Opinion of Nelson Mullins Riley & Scarborough, LLP	Filed herewith.
12.1	Computation of Ratio of Earnings to Fixed Charges	Filed herewith.
21.1	List of Subsidiaries	Filed herewith.
23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Boutin Jones Inc.	Included in Exhibit 5.1.
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP	Included in Exhibit 5.2.
23.4	Consent of Sheppard, Mullin, Richter & Hampton LLP	Included in Exhibit 5.3.
23.5	Consent of Dickinson Wright PLLC	Included in Exhibit 5.4.
23.6	Consent of Dickinson Wright PLLC	Included in Exhibit 5.5.
23.7	Consent of Cozen O'Connor	Included in Exhibit 5.6.
23.8	Consent of Bernstein, Shur, Sawyer & Nelson, P.A.	Included in Exhibit 5.7.
23.9	Consent of Nelson Mullins Riley & Scarborough, LLP	Included in Exhibit 5.8.
24.1	Powers of Attorney	Included on signature pages hereto.
25.1	Form T-1 Statement of Eligibility of Trustee	Filed herewith.
99.1	Form of Letter of Transmittal	Filed herewith.
99.2	Form of Notice of Guaranteed Delivery	Filed herewith.
99.3	Form of Notice to Registered Holders	Filed herewith.
99.4	Form of Notice to Clients	Filed herewith.